SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Check the appropriate box:

[ ]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]     Definitive Information Statement

                       Effective Management Systems, Inc.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        1) Title of each class of  securities  to which  transaction  applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[X]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing  Parties:

        4) Date Filed:

                                [EMS Letterhead]


                                                               November 26, 1999

Dear Shareholders:

               As announced on September 1, 1999, Effective Management Systems, Inc. (the "Company") entered into an Agreement and Plan of Merger, dated September 1, 1999 (the "Merger Agreement"), by and among the Company, IFS Americas, Inc., a Delaware corporation ("Parent"), and IFS Acquisition, Inc., a Wisconsin corporation and wholly-owned subsidiary of Parent (the "Purchaser"), which provides for the acquisition of the Company by Parent in two steps. The first step was a cash tender offer by the Purchaser to acquire all of the outstanding shares of the Company's common stock, par value $.01 per share, at $4.50 per share, net to the seller in cash. The tender offer was completed on October 15, 1999 and the Purchaser purchased 5,302,856 shares, or approximately 97% of the Company's issued and outstanding shares of common stock, pursuant to the tender offer. The merger of the Purchaser with and into the Company (the "Merger"), in which the Company will be the surviving corporation, is the second and final step in the acquisition of the Company by Parent and is intended to complete the acquisition of any shares of common stock of the Company not acquired by the Purchaser pursuant to the tender offer. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of common stock of the Company (other than shares owned by Parent, the Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive $4.50 in cash, without interest thereon, all as more fully set forth and described in the accompanying Information Statement and the Merger Agreement, a copy of which is attached as Annex I to the Information Statement.

               On Monday, December 27, 1999, a special meeting of the shareholders of the Company will be held for the purpose of approving the Merger Agreement. The affirmative vote of a majority of the aggregate voting power of the outstanding shares of the common stock of the Company will be necessary to approve the Merger Agreement. As a result of the consummation of the Purchaser's tender offer, the Purchaser owns and has the right to vote a sufficient number of outstanding shares of the Common Stock of the Company such that approval of the Merger Agreement at the special meeting is assured without the affirmative vote of any other shareholder.

               You are welcome to attend the special meeting; however, you are not being asked for a proxy and are requested not to send one. The accompanying Information Statement explains the terms of the Merger. Please read the accompanying Information Statement carefully.

                                    Sincerely,


                                    Michael D. Dunham
                                    President and Chief Executive Officer

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                              12000 West Park Place
                           Milwaukee, Wisconsin 53224

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To Be Held
                              on December 27, 1999

To the Shareholders of
  Effective Management Systems, Inc.:

               NOTICE IS HEREBY GIVEN that a special meeting (including any and all adjournments or postponements thereof, the "Special Meeting") of shareholders of Effective Management Systems, Inc. (the "Company") will be held on Monday, December 27, 1999, at 10:00 a.m., Central Time, at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, for the following purposes:

               1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated September 1, 1999 (the "Merger Agreement"), by and among the Company, IFS Americas, Inc., a Delaware corporation ("Parent"), and IFS Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Parent (the "Purchaser"). The Merger Agreement provides, among other things, for
(i) the merger of the Purchaser with and into the Company (the "Merger"), with the Company to continue as the surviving corporation, and (ii) the conversion of all of the issued and outstanding shares of the Company's common stock (other than shares owned by Parent, the Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than shares as to which the holder has properly exercised dissenters' rights), par value $.01 per share (the "Shares"), into the right to receive $4.50 per Share in cash, without interest thereon, all as more fully described in the accompanying Information Statement and the Merger Agreement, a copy of which is attached as Annex I to the Information Statement.

               2. To consider and act upon any other business which may be properly brought before the Special Meeting or any adjournment or postponement thereof.

               Only holders of record of the Shares at the close of business on November 22, 1999 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting.

               You are cordially invited to attend the Special Meeting; however, proxies are not being solicited for the Special Meeting. If you wish to vote your Shares, you or your representative must be present in person at the Special Meeting.

               Shareholders and beneficial shareholders will be entitled to assert dissenters' rights under Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law, copies of which are attached as Annex IV to the Information Statement. Shareholders should read the Information Statement and Annex IV thereto for a description of all statutory provisions related to dissenters' rights.

               You should not send any Share certificates at this time. After the Merger is completed, you will receive a letter of transmittal containing instructions on where to send your Share certificates.

               Neither the Company nor its management is soliciting your proxy.

                                               On   Behalf   of  the   Board  of
                                               Directors  EFFECTIVE   MANAGEMENT
                                               SYSTEMS, INC.


                                               Thomas M. Dykstra
                                               Secretary
Milwaukee, Wisconsin
November 26, 1999

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                              12000 West Park Place
                           Milwaukee, Wisconsin 53224

                     -------------------------------------
                              INFORMATION STATEMENT
                     -------------------------------------


               This Information Statement is being furnished to holders of common stock, par value $.01 per share (the "Shares"), of Effective Management Systems, Inc., a Wisconsin corporation (the "Company"), in connection with the proposed merger (the "Merger") of IFS Acquisition, Inc., a Wisconsin corporation (the "Purchaser") and a wholly-owned subsidiary of IFS Americas, Inc., a Delaware corporation ("Parent"), with and into the Company as contemplated by that certain Agreement and Plan of Merger, dated September 1, 1999, by and among the Company, Parent and the Purchaser (the "Merger Agreement"). The Merger, in which the Company will be the surviving corporation, is the second and final step in the acquisition of the Company by Parent. The first step was a cash tender offer by the Purchaser to acquire all the outstanding Shares at $4.50 per Share, net to the seller in cash (the "Offer"). The Offer was completed on October 15, 1999 and the Purchaser purchased 5,302,856 Shares, or approximately 97% of the issued and outstanding Shares, pursuant to the Offer. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive $4.50 in cash, without interest thereon. A copy of the Merger Agreement is attached hereto as Annex I.

               A special meeting of the shareholders of the Company will be held on Monday, December 27, 1999, at 10:00 a.m., Central Time, at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. The
special meeting of shareholders (including any and all adjournments or postponements thereof) is referred to herein as the "Special Meeting."

               Shareholders are welcome to attend the Special Meeting; however, proxies are not being solicited for the Special Meeting. Shareholders who wish to vote their Shares must be present in person or be represented by a duly authorized representative at the Special Meeting.

               Only holders of record of the Shares at the close of business on November 22, 1999 are entitled to receive notice of, and to vote at, the Special Meeting. On such date, there were 5,445,148 Shares issued and outstanding. The presence in person or by proxy of the holders of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to approve the Merger Agreement. Each Share is entitled to one vote, except that the voting power of Shares held by Parent and the Purchaser in excess of 20% of the aggregate voting power of the outstanding Shares is limited to 10% of the full voting power of such Shares pursuant to Section 180.1150 of the Wisconsin Business Corporation Law (the "WBCL"). As a result of the consummation of the Offer, the Purchaser owns approximately 97% of the issued and outstanding Shares, or approximately 90% of the aggregate voting power of the issued and outstanding Shares, and intends to vote all such Shares in favor of the Merger Agreement. Accordingly, the approval of the Merger Agreement at the Special Meeting is assured without the affirmative vote of any other shareholder.

               You are urged to review this Information Statement carefully to decide whether to accept the $4.50 in cash, without interest, or to exercise dissenters' rights under Sections 180.1301 through 180.1331 of the WBCL. See "Dissenters' Rights" below and Annex IV attached hereto for a description of all statutory provisions related to dissenters' rights.

               This Information Statement is first being mailed to shareholders on or about November 26, 1999, to the holders of record of the Shares at the close of business on November 22, 1999.

               We Are Not Asking You for A Proxy and You are Requested Not To Send Us A Proxy. Please do not send in any share certificates at this time.

             This Information Statement is dated November 26, 1999.

                                TABLE OF CONTENTS
                                                                           Page
SUMMARY .....................................................................1
The Companies................................................................1
General .....................................................................1
Procedure for Receipt of Merger Consideration................................2
Dissenters'Rights............................................................2
The Merger...................................................................2
Source and Amount of Funds...................................................3
Selected Financial Information of the Company................................4
Price Range of the Shares; Dividends.........................................6
GENERAL .....................................................................7
THE SPECIAL MEETING..........................................................7
PROCEDURE FOR RECEIPT OF THE MERGER CONSIDERATION............................8
Surrender And Payment For Shares.............................................8
Backup Withholding...........................................................9
DISSENTERS'RIGHTS...........................................................10
THE MERGER..................................................................11
Background of the Offer and the Merger......................................11
Recommendation of the Company Board.........................................13
Opinion of Tucker Cleary; Financial Advisors................................15
Purpose of the Merger.......................................................16
Certain Effects of the Offer and the Merger.................................16
Plans for the Company.......................................................17
Interests of Certain Persons in the Merger..................................17
Certain Federal Income Tax Consequences.....................................21
Accounting Treatment of the Merger..........................................22
Regulatory and Other Approvals..............................................22
CERTAIN INFORMATION CONCERNING THE COMPANY..................................23
CERTAIN INFORMATION CONCERNING PARENT AND THE PURCHASER.....................24
THE MERGER AGREEMENT........................................................25
THE STOCK OPTION AGREEMENT..................................................31
SOURCE AND AMOUNT OF FUNDS..................................................32
PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT....................32
AVAILABLE INFORMATION.......................................................34
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................34

ANNEXES:

Annex I   Agreement and Plan of Merger
Annex II  Fairness Opinion of Tucker Anthony Cleary Gull
Annex III Directors Designated by the Purchaser
Annex IV  Sections 180.1301 through 180.1331 of the WBCL

                                     SUMMARY

               The following is a brief summary of certain information contained elsewhere in this Information Statement, including the Annexes hereto, or in the documents incorporated by reference herein. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement, in the Annexes hereto and the documents incorporated by reference herein. Capitalized terms used in this summary and not defined herein have the meanings ascribed to them elsewhere in this Information Statement. Shareholders are urged to read this Information Statement and the Annexes hereto in their entirety.

The Companies

               The Company. The Company is a Wisconsin corporation with its principal executive offices located at 12000 West Park Place, Milwaukee, Wisconsin 53224. The telephone number of the Company is (414) 359-9800. The Company develops, procures, markets and supports integrated manufacturing and business management software. The Company also provides services support for software products and sells computer hardware. The software products the Company offers include: TCM[R], which is a pre-integrated manufacturing management system software program, meaning that it aids enterprises in resource planning, accounting and executing and making manufacturing decisions, and FACTORYnet[R] I/S, which is an integrated software program providing production management, shop floor scheduling and operations support. The Company currently offers the manufacturing software of the Baan Corporation, which is an enterprise resource planning and accounting system, but the Company has plans to replace the Baan product with the enterprise resource planning software product of Industrial & Financial Systems, IFS AB. For further information concerning the Company, see "Certain Information Concerning the Company," "Available Information" and "Incorporation of Certain Information by Reference."

              The Purchaser. The Purchaser is a newly incorporated Wisconsin corporation and a wholly-owned subsidiary of Parent. To date, the Purchaser has engaged in no activities other than those incident to its formation, the Offer and the Merger. The principal executive offices of the Purchaser are located at 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173. The telephone number of the Purchaser is (847) 995-9600.

              Parent. Parent is a newly incorporated Delaware corporation with its principal executive offices located at 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173. The telephone number of Parent is (847) 995-9600. Parent is a wholly-owned subsidiary of Industrial & Financial Systems, IFS AB, a corporation organized and existing under the laws of Sweden ("IFS AB"). To date, Parent has engaged in no activities other than those incident to its formation, the Offer and the Merger.

              IFS AB. The principal offices of IFS AB are located at Teknikringen 5 SE-583 30 Linkoping, Sweden. IFS AB is a public company, listed on the Stockholm Stock Exchange. IFS AB is engaged in the business of developing and marketing industrial and financial systems applications, including an enterprise resource planning system for business processes relating to manufacturing, distribution, financial and office functions.

General

               This Information Statement is being delivered in connection with the merger of the Purchaser with and into the Company, with the Company as the surviving corporation in the Merger (the "Surviving Corporation"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive $4.50 in cash, without interest thereon (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.

               Pursuant to the Merger Agreement, the Purchaser commenced the Offer on September 8, 1999 for all the outstanding Shares at a price of $4.50 per Share, net to the seller in cash. The Offer expired at 5:00 p.m., New York City time, on Friday, October 15, 1999. Pursuant to the Offer, the Purchaser purchased 5,302,856 Shares. This amount represents approximately 97% of the issued and outstanding Shares.

Procedure for Receipt of Merger Consideration

               Following the consummation of the Merger, a Letter of Transmittal (as hereinafter defined) and the Instructions (as hereinafter defined) for use in effecting the surrender of the Shares for payment of the Merger Consideration will be sent under separate cover to all holders of the Shares outstanding immediately prior to the Merger. The Letter of Transmittal must be completed as directed and returned with certificates representing Shares. Checks for the Merger Consideration will be sent to shareholders as soon as practicable after receipt of the Letter of Transmittal and the certificates. See "Procedure For Receipt of the Merger Consideration."

Dissenters' Rights

               Under the WBCL, holders of the Shares who do not vote to approve the Merger Agreement and who otherwise strictly comply with the applicable requirements of the WBCL have the right to dissent and demand payment in cash of the "fair value" of their Shares.
See "Dissenters' Rights" and Annex IV hereto.

The Merger

               Background to the Offer and the Merger. For a description of events leading to the approval of the Merger Agreement by the Board of Directors of the Company (the "Company Board"), see "The Merger--Background of the Offer and the Merger."

               Approval of the Company Board. On September 1, 1999, the Company Board unanimously approved the Merger Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are in the best interests of the Company and its shareholders. Accordingly, the Company Board unanimously recommended that the Company's shareholders accept the Offer and tender their Shares pursuant thereto and the Company Board unanimously recommends that the Company's shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. See "The Merger--Recommendation of the Company Board."

               Interests of Certain Persons in the Merger. Certain existing and former members of the Company's management and the Company Board (as well as employees of the Company) have interests in the Merger that are different from, or in addition to, the interests of the Company's shareholders generally. These interests relate to, among other things, (i) the acceleration of the exercisability of outstanding options to purchase Shares and the exchange of outstanding options for a cash payment and (ii) the terms of certain severance agreements and/or employment agreements between the Company and certain executive officers, providing for cash payments and other benefits upon a change of control of the Company (which would include the Offer and the Merger). See "The Merger--Interests of Certain Persons in the Merger."

               Opinion of Tucker Cleary. Tucker Anthony Cleary Gull ("Tucker Cleary") acted as one of the financial advisors to the Company in connection with the Offer and the Merger and Tucker Cleary delivered its written opinion, dated September 1, 1999, to the Company that, as of the date of such opinion, the $4.50 per Share cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair, from a financial point of view, to the holders of Shares (other than Parent and its affiliates). The full text of Tucker Cleary's opinion is set forth in Annex II hereto and is incorporated herein by reference. Shareholders are urged to read the Tucker Cleary opinion carefully and in its entirety. See "The Merger--Opinion of Tucker Cleary; Financial Advisors" and Annex II hereto.

               Purpose of the Merger. The purpose of the Merger is to enable Parent, through the Purchaser, to acquire the remaining equity interest in the Company not currently owned by the Purchaser. The first step in the acquisition of the Company was the Offer by the Purchaser to acquire all of the outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by the Purchaser in the Offer. See "The Merger--Purpose of the Merger."

               Conditions to the Merger. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger and the transactions contemplated thereby are subject to the satisfaction or waiver of certain conditions, including: (a) the shareholders of the Company shall have duly approved the Merger Agreement and (b) the consummation of the Merger shall not have been restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any governmental entity. See "The Merger Agreement--Conditions to the Merger."

            Certain Federal Income Tax Consequences. The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. See "The Merger--Certain Federal Income Tax Consequences."

               Regulatory    Matters.    The    waiting    period    under   the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), expired on October 4, 1999.

Source and Amount of Funds

               Parent and the Purchaser have estimated that the total amount of funds required to purchase all of the outstanding Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $30 million. Of such amount, approximately $24 million was used to purchase Shares pursuant to the Offer. The funding of the Offer has been, and the funding of the Merger will be, obtained through a capital contribution from IFS AB. See "Source and Amount of Funds."

Selected Financial Information of the Company

                       Effective Management Systems, Inc.

         SELECTED UNAUDITED FINANCIAL DATA - AT AND FOR THE NINE MONTHS
                              ENDED AUGUST 31, 1999

                                             Nine months ended August 31
                                           --------------------------------
                                                1999             1998
------------------------------------------ ---------------- ----------------
INCOME STATEMENT DATA:                     (In thousands, except per share
                                           data)

Net revenues:
Software license fees                      $9,646           $13,573
Services                                   $13,788          $12,748
Hardware                                   $710             $1,455
                                           ================ ================
                       Total net revenues  $24,144          $27,776


Cost of products and services:
Cost of software license fees              $2,803           $4,163
Cost of services                           $11,816          $10,175
Cost of hardware                           $594             $1,112
                                           ================ ================
          Total cost of products/services  $15,213          $15,450


Selling and marketing expenses             $8,181           $10,043
General and administrative expenses        $3,542           $2,837
Product development expenses               $2,531           $2,118
Restructuring and other charges            $0               $6,836

========================================== ================ ================
Total Costs and Operating Expenses         $29,467          $37,284
========================================== ================ ================

========================================== ================ ================
Loss From Operations                       $(5,323)         $(9,508)
========================================== ================ ================

Other (Income)/Expense:                    $(0)             $(1)
Equity in (earnings)/loss of
unconsolidated
    joint ventures
Interest (income)                          $(9)             $(39)
Interest expense                           $540             $521


Loss before income taxes                   $(5,854)         $(9,989)
Income tax expense (benefit)               $18              $33

========================================== ================ ================
Net Loss                                   $(5,872)         $(10,022)
========================================== ================ ================

Basic loss per share                       $(1.42)          $(2.45)


BALANCE SHEET DATA:                        August 31, 1999  August 31, 1998

Total assets                               $17,677          $19,683
Long-term obligations                      $1,033           $4,848
Total stockholder's equity                 $(2,213)         $3,541

                       Effective Management Systems, Inc.

      SELECTED FINANCIAL DATA - AT AND FOR THE YEAR ENDED NOVEMBER 30, 1998
                                                          Year ended November 30
                                        ------------------------------------------------------------
                                             1994         1995        1996        1997       1998
--------------------------------------- ------------ ----------- ----------- ----------- -----------
INCOME STATEMENT DATA:                               (In thousands, except per share data)

Net revenues:
Software license fees                        $10,163     $11,534     $19,094     $21,752     $20,553
Services                                     $ 7,256     $10,962     $15,412     $16,781     $16,846
Hardware                                     $ 5,245     $ 6,528     $ 6,751     $ 4,112     $ 1,745
                                           ============ =========== =========== =========== ==========
                       Total net revenues    $22,664     $29,024     $41,257     $42,645     $39,144


Cost of products and services:
Cost of third party software license fees    $   797     $ 1,419     $ 2,484     $ 3,065     $ 4,717
Software development amortization            $   515     $   879     $ 1,591     $ 2,535     $ 2,243
Cost of services                             $ 4,467     $ 7,884     $12,109     $14,000     $14,430
Cost of hardware                             $ 4,146     $ 5,118     $ 4,979     $ 3,260     $ 1,386
                                           ============ =========== =========== =========== ==========
          Total cost of products/services    $ 9,925     $15,300     $21,163     $22,860     $22,776


========================================== ============ =========== =========== =========== ==========
Gross Margin                                 $12,739     $13,724     $20,094     $19,785     $16,368
========================================== ============ =========== =========== =========== ==========


Selling and marketing expenses               $ 7,407     $ 9,479     $14,060     $15,957     $13,280
General and administrative expenses          $ 2,227     $ 3,029     $ 3,416     $ 3,838     $ 3,451
Software development expenses                $   752     $ 1,086     $ 2,235     $ 2,391     $ 2,804
Restructuring and other charges                --           --          --          --       $ 6,836

========================================== ============ =========== =========== =========== ==========
Total Operating Expenses                     $10,386     $13,594     $19,711     $22,186     $26,371
========================================== ============ =========== =========== =========== ==========

Operating income (loss)                      $ 2,353     $   130     $   383     $(2,401)   $(10,003)
Other income (expense)                       $   342     $    80     $  (118)    $  (377)   $   (587)


Income (loss) before income taxes            $ 2,695     $   210     $   265     $(2,778)   $(10,590)
Income tax expense (benefit)                 $   975     $    79     $   112     $  (618)   $      0

========================================== ============ =========== =========== =========== ==========
Net income (loss)                            $ 1,720     $   131     $   153     $ (2,160)   $(10,590)
========================================== ============ =========== =========== =========== ==========

Basic and diluted net income (loss) per
   share                                      $0.53       $0.04       $0.04      $  (0.53)   $  (2.59)
Weighted average common and common
   Equivalent shares outstanding              3,268       3,669       3,965         4,048       4,090


BALANCE SHEET DATA:

Working Capital (deficit)                    $ 4,749     $ 4,677     $ 4,396     $ 1,785      $(5,610)
Total assets                                 $17,903     $24,332     $27,446     $28,797      $24,160
Long-term obligations                        $    50     $    21     $ 2,123     $ 3,966      $   242
Stockholder's equity                         $10,354     $14,177     $14,597     $12,573      $ 3,632


Price Range of the Shares; Dividends

               The Shares are currently traded on the OTC Bulletin Board under the symbol "EMSI." The Shares were traded on the Nasdaq Stock Market for fiscal 1997 and through November 6, 1998 for the fiscal year ended November 30, 1998 under the same symbol. The following table sets forth the range of high and low bid closing quotations (and for periods prior to November 6, 1998, the high and low sales prices) per share for the periods indicated through August 31, 1999. The Company did not pay any dividends on the Shares during such periods.

1997                                                   High           Low
     First Quarter..........................       $   7.75       $  5.50
     Second Quarter.........................           7.50          6.50
     Third Quarter..........................           6.13          4.00
     Fourth Quarter.........................           6.50          4.00
1998
     First Quarter..........................       $   4.38       $  2.06
     Second Quarter.........................           5.88          3.00
     Third Quarter..........................           5.38          2.88
     Fourth Quarter.........................           3.75          1.88
1999
     First Quarter..........................       $   2.25       $  1.31
     Second Quarter.........................           2.06           .88
     Third Quarter..........................           3.38          1.13
     Fourth Quarter (through November 19,
     1999...................................       $   4.50       $  3.25

               On September 1, 1999, the last full trading day prior to the public announcement of the execution of the Merger Agreement by the Company, Parent and the Purchaser, the closing quotation per Share was $3.4375. On October 15, 1999, the last full trading day prior to the expiration of the Offer at 5:00 p.m., New York City time, October 15, 1999, the closing quotation price of the Shares on the OTC Bulletin Board was $4.1562 per Share and, as of November 19, 1999, the last day on which the Shares traded was October 15, 1999.

               Shareholders are urged to obtain current market quotations for the Shares.

                Special Note Regarding Forward-Looking Statements

               Certain  matters  discussed  in this  Information  Statement  are
"forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company, Parent or the Purchaser "believes," "anticipates," "expects" or words of similar import.
Similarly, statements that describe the Company's future plans are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are either described in close proximity to such statements or include, among other things, (i) the Company's poor financial results for the last three years, (ii) the ability of new management to successfully operate the Company, (iii) the Company's ability to successfully market the IFS AB software product, (iv) the loss of key employees impacting the Company's performance, (v) the possibility competitors could gain access to the Company's intellectual property, (vi) the Company's ability to compete with larger companies, (vii) the possibility of Year 2000 problems, (viii) the integration of the Company with Parent's business, and (ix) the loss of customers due to the change in ownership. All of these factors, or others, could cause actual results to differ materially from those currently anticipated. Shareholders and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this Information Statement and each of the Company, Parent and the Purchaser undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                     GENERAL

              This Information Statement is being delivered to shareholders of the Company in connection with the Merger. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, and each outstanding Share (other than Shares owned by Parent, the Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired without payment of any consideration therefor and shall cease to exist, and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive, without interest, the Merger Consideration. A copy of the Merger Agreement is attached hereto as Annex I.

               The Merger is the second and final step in the acquisition of the Company by Parent. The first step was a cash tender offer by the Purchaser to acquire all of the outstanding Shares at $4.50 per Share, net to the seller in cash. The Offer has been completed, and the Purchaser has purchased 5,302,856 Shares pursuant to the Offer. This amount represents approximately 97% of the issued and outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by the Purchaser pursuant to the Offer.

                               THE SPECIAL MEETING

               The Special Meeting will be held on Monday, December 27, 1999, at 10:00 a.m., Central Time, at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, for the purpose of approving the Merger Agreement.

              As of the date of this Information Statement, the Company Board does not know of any other business to be brought before the Special Meeting, and the Company's Bylaws specifically prohibit any other business to be conducted at the Special Meeting other than as set forth in the Notice of Special Meeting accompanying this Information Statement.

               Only holders of record of the Shares outstanding at the close of business on November 22, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were approximately 209 holders of record, with 5,445,148 Shares issued and outstanding.

               The presence in person or by proxy of the holders of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes, if any, will be considered present for the purpose of establishing a quorum. Assuming a quorum is present, the affirmative vote of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to approve the Merger Agreement. In determining whether the Merger Agreement has received the requisite number of affirmative votes under Wisconsin law, abstentions and broker non-votes, if any, will have the same effect as votes cast against approval of the Merger Agreement.

               Each Share is entitled to one vote, except that the voting power of Shares held by Parent and the Purchaser in excess of 20% of the aggregate voting power of the outstanding Shares is limited to 10% of the full voting power of such Shares pursuant to Section 180.1150 of the WBCL. As a result of the consummation of the Offer, the Purchaser owns approximately 97% of the outstanding Shares, or approximately 90% of the aggregate voting power of the issued and outstanding Shares, and intends to vote all such Shares in favor of the Merger Agreement. Accordingly, the approval of the Merger Agreement at the Special Meeting is assured without the affirmative vote of any other shareholder.

               Shareholders are entitled to exercise dissenters' rights under the WBCL as a result of the Merger. See "Dissenters' Rights" and Annex IV hereto.

               Representatives of Ernst & Young LLP, the Company's independent auditors, are not expected to be present, make a statement or be available to respond to appropriate questions at the Special Meeting.

                PROCEDURE FOR RECEIPT OF THE MERGER CONSIDERATION

Surrender And Payment For Shares

               Parent has appointed the American Stock Transfer & Trust Company to act as paying agent (the "Paying Agent") under the Merger Agreement. Parent will make available or cause to be made available to the Paying Agent, prior to the payment time, the funds necessary for the Paying Agent to make the payments due to the holders of Shares outstanding immediately prior to the Effective Time.

               Promptly after the effective time, as set pursuant to the Merger Agreement (the "Effective Time"), the Paying Agent will mail to each person who was, at the Effective Time, a holder of record of issued and outstanding Shares a letter of transmittal (the "Letter of Transmittal") and instructions (the "Instructions") for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented such Shares (collectively, the

"Certificates" and, individually, a "Certificate") in exchange for payment therefor. For a shareholder to validly surrender Shares pursuant to the Merger, a Certificate for surrendered Shares, together with a properly completed and duly executed Letter of Transmittal and any other required documents, must be received by the Paying Agent at one of its addresses set forth on the Letter of Transmittal. Until surrendered, such Certificates will represent solely the right to receive the Merger Consideration with respect to each of the Shares represented thereby. Upon the surrender of each such Certificate and subject to applicable withholding, the Paying Agent shall (subject to applicable abandoned property, escheat and similar laws) pay the holder the Merger Consideration. To the extent that amounts are so withheld, such amounts will be treated for all purposes as having been paid to the shareholder in respect of whom such deduction and withholding was made by the Paying Agent. No interest will be paid or will accrue on the amount payable upon the surrender of any such Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it will be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. None of the Paying Agent, the Surviving Corporation or Parent will be liable to any holder of Certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               Pursuant to the Merger Agreement, any portion of the funds made available to the Paying Agent for the payment of the Merger Consideration which remains unclaimed by the holders of Certificates following the first anniversary of the Effective Time, will be delivered to the Surviving Corporation, and thereafter such former shareholders of the Company may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and subject to withholding) receive the Merger Consideration without any interest or dividends thereon.

               At the Effective Time, the stock transfer books of the Company will be closed, and no transfer of Shares will thereafter be made. Subject to any applicable abandoned property, escheat or similar laws, if, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they will be canceled and exchanged as described in the preceding paragraphs.

     Backup Withholding

               In order to avoid "backup withholding" of federal income tax on payments of cash pursuant to the Merger, a shareholder surrendering Certificates in the Merger must, unless an exemption applies, provide the Paying Agent with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such shareholder is not subject to backup withholding. If a shareholder does not provide such shareholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such shareholder and payment of cash to such shareholder pursuant to the Merger may be subject to backup withholding of 31%. All shareholders surrendering Certificates pursuant to the Merger should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Parent and the Paying Agent). Certain shareholders (including, among others, certain corporations and certain foreign individuals and entities) are not subject to backup withholding. Non-corporate foreign shareholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Paying Agent, in order to avoid backup withholding.

                               DISSENTERS' RIGHTS

               Under Sections 180.1301 through 180.1331 of the WBCL, dissenters' rights may be available to holders and beneficial owners of Shares (each a "Dissenting Shareholder"), subject to the procedures described therein.
Dissenters' rights permit a shareholder to object to the Merger and demand payment of the "fair value" of their Shares in cash in connection with the consummation of the Merger.

               Under the WBCL, dissenters' rights are available to shareholders of a company in a merger if (i) a Wisconsin corporation is a party to the merger, (ii) shareholder approval of the merger is required under the WBCL and
(iii) either the merger is a "business combination" (as defined in Section 180.1130(3) of the WBCL) or the shares of stock being converted in the merger are not registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotations system on the record date for notice to the shareholders of a special meeting to vote on the merger.

               If a merger constitutes a "business combination" and dissenters' rights are available, the "fair value" of shares is determined pursuant to
Section 180.1130(9)(a) of the WBCL with reference to the shares' "market value." In the case of shares quoted on the OTC Bulletin Board, if at least three (3) members of the national association of securities dealers are market makers for the securities, "fair value" is deemed to be the highest closing bid per share obtained from the association during the valuation period, or, if no report or quote is available, as determined in good faith by the board of directors of the corporation. The "fair value", as so determined, could be more or less than the value per Share to be paid pursuant to the Merger.

               On the Record Date, the Company was not quoted on the National Association of Securities Dealers, Inc. automated quotations system, and the Merger qualified as a "business combination" under the WBCL; thus, shareholders of the Company have the right to dissent from the Merger. To receive in cash the fair value of their Shares in lieu of the Merger Consideration, such Dissenting Shareholders are required to follow certain procedures set forth in the WBCL. The following is a brief summary of such procedures, which does not purport to be complete and is qualified in its entirety by reference to the statutory provisions of the WBCL governing dissenters' rights. Holders of Shares should read Annex IV hereto for a description of all statutory provisions related to dissenters' rights.

              Pursuant to Section 180.1321 of the WBCL, any owner or beneficial owner of Shares desiring to assert dissenters' rights must do all of the following: (i) deliver to the Company by mail or by delivery in person to the principal office of the Company, before the vote to approve the Merger Agreement is taken at the Special Meeting, written objection to the Merger Agreement which includes such Dissenting Shareholder's intent to demand payment for such Shares if the proposed Merger is effectuated and (ii) not vote in favor of the Merger Agreement. A Dissenting Shareholder who fails to satisfy both (i) and (ii) above will waive his or her rights under Sections 180.1301 through 1331 of the WBCL and will not be entitled to payment of the fair value of such Shares by the Company under such Sections. Within ten (10) days after the Merger Agreement is approved at the Special Meeting, the Company will deliver a written dissenters' notice to each of its shareholders who has dissented to the Merger Agreement in accordance with Section 180.1321 of the WBCL. Upon receipt of such notice, each Dissenting Shareholder has 30 days to demand payment in writing and surrender the Certificate or Certificates formerly representing such Shares with respect to which he or she has dissented. A Dissenting Shareholder who does not demand payment within the designated time period will waive his or her rights under Sections 180.1301 through 180.1331 of the WBCL, will not be entitled to payment for his or her Shares under such Sections and shall be bound by the terms of the Merger Agreement. Upon receipt of a payment demand or on the day of the consummation of the Merger, whichever is later, the Company shall pay each Dissenting Shareholder who has demanded payment the amount that the Company estimates to be the fair value of such Shares, plus accrued interest. A Dissenting Shareholder who does not agree with the Company's estimation of the fair value of his or her shares or the amount of interest due, must notify the Company of his or her estimate within 30 days after the Company made or offered payment for such Shares. If the Dissenting Shareholder and the Company cannot agree upon the fair value of the Shares or amount of interest due, the Company must file a petition in any court of competent jurisdiction in the county in which its principal office is located, requesting a finding and determination of the fair value of such Shares and the accrued interest thereon. If the Company fails to institute such a proceeding within 60 days after the Dissenting Shareholder notifies the Company of his or her disagreement, the Company shall pay each of its dissenters whose demand remains unsettled, the amount demanded by such shareholder.

                                   THE MERGER

Background of the Offer and the Merger

               During the last several years, there has been substantial consolidation in the manufacturing software systems industry. By mid-1997, the Company had received several inquiries from potential business combination partners. Although still focused on growing the Company as an independent public corporation, the Company Board, in light of the consolidation trend in the industry and the Company's financial position, determined that it would be in the best interests of the Company's shareholders if the Company considered all strategic alternatives, including a potential business combination. As part of this process, in September 1997, the Company engaged Ascent Partners, Inc. ("Ascent Partners") to assist the Company in reviewing its strategic alternatives.

               Through early 1998 while the Company was considering various potential business combination partners, it became more apparent that "economies of scale" were becoming increasingly important to the research and development expenditures required to offer a competitive product in the marketplace for the Company's software products. During this period, the Company continued to experience financial difficulties and had a shortage of working capital. For the year ended November 30, 1997 and the quarter ended February 28, 1998, the Company incurred net losses of $2.2 million and $1.2 million, respectively.

               Due to its financial situation, the Company seriously began considering a strategic relationship with the Baan Corporation. The Company believed such a relationship would be valuable because it would allow the Company, in addition to the Company's Enterprise Resource Planning ("ERP") product, to sell Baan's ERP product. The Company believed this would provide it with a well-financed, technologically-advanced product from a top tier ERP provider plus market pull within the industry, which would facilitate the Company's ability to provide software systems to mid-market corporations. In April 1998, the Company entered into an agreement with the Baan Corporation to add Baan's ERP product line to the Company's product line and focused selling this product in a nineteen state territory. At the same time, the Company went through a major restructuring which limited its markets and reduced its expenses. In the restructuring, the Company incurred a charge of $6.8 million.

               By late 1998, entities in the manufacturing software industry experienced the beginning of a significant downturn for sales related to ERP products in the United States. This downturn heightened the Company's financial difficulties and put increased pressure on the Company to enter into a business combination or sell assets. Throughout this period, the Company considered various transactions focused on enhancing shareholder value.

               As part of this process, Ascent Partners set up an introductory meeting between IFS AB and the Company at IFS AB's offices in Schaumburg, Illinois on May 24, 1999. The parties discovered that both companies focused on "operations oriented" ERP software with the majority of their customer base in companies which make products "to customer order." A confidentiality agreement was signed and preliminary discussions regarding a potential business combination began between the parties.

               During the next month, representatives of IFS AB and the Company continued discussions regarding a potential business combination. IFS AB proposed purchasing all of the Shares for cash at a price of $4.00 per Share, subject to the negotiation of a definitive acquisition agreement. On June 29, 1999, the Company Board met to discuss the offer made by IFS AB as well as other alternatives available to the Company. At the conclusion of this meeting, the Company Board directed management to communicate to IFS AB that it would consider an offer at a higher price per Share for the Company.

               On July 5, 1999, the Company Board received and considered IFS AB's revised offer to purchase all of the Shares at a per Share price of $4.50. At the meeting, the directors reviewed their fiduciary duties in connection with the consideration of a business combination such as the one proposed by IFS AB. At the conclusion of the meeting, the Company Board authorized management to pursue a negotiated transaction with IFS AB and directed the Company's outside counsel, Foley & Lardner, to prepare a draft merger agreement for transmittal to IFS AB's legal counsel. A draft of such an agreement was subsequently provided to IFS AB's legal counsel and to the members of the Company Board.

               The Company Board also authorized the Company to retain Tucker Cleary to prepare a fairness opinion regarding the consideration to be received by the Company's shareholders pursuant to the proposed business combination.

               Thereafter, representatives of IFS AB and representatives of the Company, as well as IFS AB's and the Company's respective legal and financial advisors, continued to discuss a possible business combination and negotiate the terms of a definitive merger agreement and stock option agreement. As part of the negotiations, the Company, among other things, insisted that the proposed tender offer not be subject to any financing contingency. During this period, the Company's management kept the Company Board informed of the ongoing discussions, including at the Company Board's meeting held on July 12, 1999. During the course of the negotiations, IFS AB agreed to extend a $350,000 line of credit to the Company to provide additional working capital. The line was subsequently increased to $2,000,000.

               On September 1, 1999, the Company completed negotiating the Merger Agreement and the Stock Option Agreement (as hereinafter defined) and presented them to the Company Board. The

Company Board received reports from the senior management of the Company and reviewed with counsel the final terms of the Merger Agreement and the Stock Option Agreement. Counsel also reviewed with the directors their fiduciary obligations in connection with the consideration of a transaction such as the one proposed with Parent. At this meeting, Tucker Cleary delivered its written opinion to the Company Board to the effect that, as of such date and based upon and subject to the various considerations set forth in such opinion, the proposed cash purchase price of $4.50 per share to be received by the shareholders of the Company in the Offer and the Merger was fair to such shareholders from a financial point of view. The Company Board then discussed the presentations it had received at this and other such meetings and unanimously approved the Merger Agreement and the Stock Option Agreement and the transactions contemplated thereby, and authorized their execution.

               On September 1, 1999, the Merger Agreement, the Stock Option Agreement and various other transaction documents were executed. Following execution of the foregoing documents, a joint press release announcing the execution of the definitive agreements was issued by Parent and the Company.

               On  September 8, 1999,  Parent and the  Purchaser  commenced  the
Offer.

               The Offer expired at 5:00 p.m., New York City time, on Friday, October 15, 1999. Pursuant to the Offer, the Purchaser purchased 5,302,856 Shares, at a price of $4.50 per Share. As a result of the Offer, the Purchaser owns of record approximately 97% of the issued and outstanding Shares, which includes all the Shares held by the directors and executive officers of the Company prior to the Offer.

               Following the consummation of the Offer, pursuant to the Merger Agreement, Scott J. Mermel, Robert E. Weisenberg, Thomas M. Dykstra, and Elliot Wassarman resigned as directors of the Company, the size of the Company Board was reduced to five members and Bengt Nilsson, Terje Vangbo and Sverker Lundberg, each an officer of Parent, the Purchaser and/or IFS AB, were appointed to the Company Board to fill the resulting vacancies. Biographical data for Messrs. Lundberg, Nilsson and Vangbo are set forth in Annex III hereto. Michael
D. Dunham and Helmut M. Adam each remain as a director of the Company.

Recommendation of the Company Board

               As described under "Background of the Offer and the Merger" above, the Company Board unanimously approved the Merger Agreement, the Stock Option Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are in the best interests of the Company and its shareholders. Accordingly, the Company Board unanimously recommended that the shareholders of the Company accept the Offer and tender their Shares pursuant thereto and the Company Board unanimously recommends that the Company's shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching its conclusions and recommendations, the Company Board considered the following factors:

            1. the financial and other terms of the Offer, the Merger, the Merger Agreement, the Stock Option Agreement and the Stockholder Agreements (as hereinafter defined);

            2. the trading price of the Shares over the last five years and that the $4.50 per Share price represents a premium of 31% over the closing price of the Shares on the OTC Bulletin

Board on September 1, 1999, the last full trading day prior to the public announcement of the execution of the Merger Agreement;

               3. presentations by senior management regarding the financial condition, results of operations, business and prospects of the Company;

               4. the results of the process undertaken to identify and solicit indications of interest from other third parties regarding a potential business combination transaction;

               5. the terms and conditions of the Merger Agreement, including provisions that (i) although prohibiting the Company and its representatives from soliciting or initiating any Acquisition Transaction (as hereinafter defined), permit the Company and its representatives to furnish information to, and negotiate and otherwise engage in discussions with, any third party in response to an unsolicited Superior Proposal (as hereinafter defined) and (ii) permit the Company to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, subject to payment of a termination fee of $1,000,000;

               6. IFS AB's financial condition, the ability of Parent to cause the Purchaser to meet its obligations under the Merger Agreement and the fact that IFS AB had agreed to provide Parent and the Purchaser with the funding necessary to complete on a timely basis the transactions contemplated by the Merger Agreement;

               7. the alternatives available to the Company in light of the consideration proposed to be received for the Shares pursuant to the Offer and the Merger, including continuing to maintain the Company as an independent company or engaging in an extraordinary transaction;

               8. legal matters relating to the Offer and the Merger, including the review provided for under the HSR Act with respect to the antitrust implications of the Offer, and the terms of the Offer and the Merger Agreement related thereto;

               9. the familiarity of the Company Board with the business, results of operations, properties and financial condition of the Company and the nature of the industry in which it operates;

               10. the Company's lack of adequate working capital, which has hindered the ability of the Company to fund research and development needed for continued growth;

               11. the written opinion of Tucker Cleary to the effect that, as of the date of the opinion, the $4.50 per Share cash consideration to be received by the shareholders of the Company in the Offer and the Merger is fair to such shareholders from a financial point of view. The full text of the written opinion of Tucker Cleary dated September 1, 1999, which sets forth the factors considered, assumptions made and limitations on the review conducted by Tucker Cleary, is attached as Annex II hereto, and is incorporated herein by reference. Shareholders are encouraged to read the opinion of Tucker Cleary carefully and in its entirety; and

               12. the proposed structure of the Offer and the Merger involving an immediate cash tender offer followed by a merger for the same consideration and the fact that there is no financing or due diligence contingency to the Offer. In this connection, the Company Board also considered the likelihood that the proposed acquisition would be consummated, including the likelihood of satisfaction of the conditions to the Offer and the Merger contained in the Merger Agreement, and the risks to the Company if the acquisition was not consummated.

               The Company Board evaluated the factors listed above in light of the directors' knowledge of the business and operations of the Company and in their business judgment. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Offer, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Company Board may have given different weights to different factors. The foregoing discussion of the information and factors considered and given weight by the Company Board is not intended to be exhaustive.

               The Company Board recognized that, while the consummation of the Offer and the Merger gives the Company's shareholders the opportunity to realize a premium over the prices at which the Shares were traded prior to the public announcement of the Merger and the Offer, tendering in the Offer or exchanging Shares in the Merger would eliminate the opportunity for shareholders to participate in the potential future growth and profits of the Company.

Opinion of Tucker Cleary; Financial Advisors

               As described under "Background of the Offer and the Merger" and "Recommendation of the Company Board" above, Tucker Cleary delivered its oral opinion to the Company Board on September 1, 1999 (as confirmed in a written opinion dated such date), that, based upon and subject to the matters set forth therein and as of the date thereof, the $4.50 per Share cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair, from a financial point of view, to the holders of Shares (other than Parent and its affiliates).

               The full text of Tucker Cleary's written opinion, which sets forth the procedures followed, the factors considered and the assumptions made by Tucker Cleary, is attached as Annex II hereto and is incorporated herein by reference.

               Pursuant to a letter agreement, dated August 26, 1999 (the "Tucker Cleary Engagement Letter"), between the Company and Tucker Cleary, the Company engaged Tucker Cleary to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the public holders of Shares in the Offer and the Merger. Pursuant to the Tucker Cleary Engagement Letter, the Company will pay Tucker Cleary for its services in connection with the Offer and the Merger a fee of $100,000. In addition, the Company agreed to reimburse Tucker Cleary up to a maximum of $5,000 (unless a higher amount is approved in writing by the Company) for its properly documented expenses, including reasonable fees and expenses of its legal counsel, incurred by Tucker Cleary in connection with providing its services pursuant to the Tucker Cleary Engagement Letter and to indemnify Tucker Cleary against certain liabilities, including liabilities arising under federal securities laws.

               The Company retained Tucker Cleary based on its experience and expertise. Tucker Cleary, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate purposes. In the ordinary course of its business, Tucker Cleary and its affiliates may from time to time trade the securities of the Company for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

               The opinion of Tucker Cleary was delivered to the Company Board for its use in connection with its consideration of the Offer and the Merger and is not intended to be, and does not constitute, a recommendation to any shareholder of the Company as to whether such shareholder should tender his Shares in the Offer or vote in favor of the Merger. The fairness opinion does not address the Company's underlying business decision to pursue the acquisition.

               Pursuant to a letter agreement, dated September 12, 1997, as amended (the "Ascent Partners Engagement Letter"), between the Company and Ascent Partners, the Company engaged Ascent Partners to act as its financial advisor to explore strategic alternatives for the Company. Pursuant to the Ascent Partners Engagement Letter, the Company paid Ascent Partners a retainer advisory fee of $24,000 (to be credited against the transaction fee payable to Ascent Partners) and will pay Ascent Partners a transaction fee of approximately $357,000 in connection with the Offer and the Merger. In addition, the Company agreed (a) that Ascent Partners will be entitled, under certain circumstances, to a 1.5% transaction fee if the Intercim division of the Company is spun-off by Parent within six months following the acquisition of the Company, (b) to reimburse Ascent Partners for its reasonable out-of-pocket expenses and (c) indemnify Ascent Partners against certain liabilities.

               The Company retained Ascent Partners based on its expertise and experience in advising corporate clients engaged in the manufacturing software industry. Ascent Partners is involved on an ongoing basis in advising clients in merger and acquisition and related business combination transactions.

               Except as set forth above, neither the Company nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the shareholders of the Company on its behalf with respect to the Merger.

Purpose of the Merger

               The purpose of the Merger is to enable Parent, through the Purchaser, to acquire the remaining equity interest in the Company not currently owned by the Purchaser. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. The Merger is the second and final step in the acquisition of the Company by Parent. The Offer was the first step which resulted in the Purchaser owning approximately 97% of the outstanding Shares.

               The acquisition of the Company has been structured as a cash tender offer and a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the public shareholders of the Company to Parent. The purchase of Shares pursuant to the Offer increased the likelihood that the Merger will be consummated.

Certain Effects of the Offer and the Merger

               As a result of the Merger, Parent will own directly the entire equity interest in the Company. Therefore, following the Merger, present public holders of Shares will no longer have an equity interest in the Company and will no longer share in future earnings and potential growth of the Company, if any. Instead, each holder of Shares immediately prior to the Effective Time (other than Parent, the Purchaser, any other subsidiary of Parent, the Company or wholly-owned subsidiary of the Company, and other than holders who have properly exercised dissenters' rights) will have the right to receive the Merger Consideration to which such holder is entitled under the Merger Agreement.

               Upon completion of the Merger, the Shares will no longer be included on the OTC Bulletin Board and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The deregistration of the Shares under the Exchange Act will result in the suspension of the Company's obligation to file reports pursuant to Section 15(d) thereunder.

Plans for the Company

               Upon the consummation of the Merger, the separate existence of the Purchaser will cease and the Company will continue its existence as the Surviving Corporation. The Surviving Corporation will be renamed "IFS North America, Inc." and, under the WBCL, will possess all the rights, privileges, immunities, powers, liabilities and duties of the Company.

              It is expected that initially following the Merger the business and operations of the Company will be continued substantially as they are currently being conducted. However, Parent does plan to replace the Baan ERP software product with the IFS AB ERP software product. Following consummation of the Merger, Parent will continue to evaluate the business and operations of the Company, with a view to optimizing the Company's potential in conjunction with the Parent's business.

Interests of Certain Persons in the Merger

               Certain existing and former members of the Company's management and the Company Board (as well as other employees of the Company) have certain interests in the Merger that are different from, or in addition to, the interests of the Company's shareholders generally. The Company Board took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

Company Stock Options

               In accordance  with the Merger  Agreement,  the Company has taken all appropriate actions so that, with respect to all outstanding employee or director stock options of the Company (individually, an "Option" and collectively, the "Options"), including Options issued pursuant to the Company's 1998 Employee Stock Purchase Plan and the Company's 1993 Stock Option Plan, as of the Effective Time will be adjusted so that upon exercising the Options (including payment of the exercise price) the holders of the Options will receive a cash payment for his or her Shares into which his or her Options were convertible equal to $4.50 per Share.

               All of the Options held by the directors of the Company Board contain an acceleration provision that provides that after a change in control the Options become immediately exercisable in full. The acquisition of more than 25% of the Shares in the Offer constituted a change in control of the Company for purposes of the Options held by the directors.

Public Warrants

              As required by the Merger Agreement, the Company provided to the holders of the Public Warrants (as defined in the Merger Agreement) notice of the Offer. The Company also provided notice of the Merger to the holders of the Public Warrants. Following consummation of the Merger, holders of the Public Warrants who have not exercised their Public Warrants will be entitled (upon exercise thereof and following payment of the exercise price) to receive $4.50 in cash for each Share formerly subject to such Public Warrants. Since the exercise price exceeds the price to be paid in the Merger, the Company does not expect the Public Warrants to be exercised.

Employee and Severance Agreements

               Each of Michael D. Dunham (President and Chief Executive Officer of the Company), Thomas M. Dykstra (Vice President, Secretary and Treasurer of the Company) and Richard W. Grelck (Chief Operating Officer of the Company) entered into an Employment, Confidentiality, Non-Competition and Severance Agreement, dated March 19, 1999, with the Company that provides that while each such individual remains employed with the Company (subject to either party terminating the agreement), his base salary shall not be reduced (unless there is a corporate-wide reduction applicable to all the Company's executives), he will continue to perform the duties associated with his position with the Company as of such date (i.e., President and Chief Executive Officer; Vice President, Secretary and Treasurer; and Chief Operating Officer, respectively), he will continue to receive benefits equivalent to those he received as of such date and he remains eligible for bonuses and stock options as determined by the Compensation Committee of the Company Board.

               Pursuant to the agreements,  each of Messrs.  Dunham, Dykstra and
Grelck will receive severance payments if (a) he voluntarily terminates his employment with the Company following a material change by the Company in his duties as President and Chief Executive Officer, Vice President, Secretary and Treasurer or Chief Operating Officer, respectively, subject to certain restrictions ("Voluntarily Terminates") or (b) he is terminated without Cause (as defined in the agreements). The period of time in which severance payments will be made, which depends on the individual and circumstances surrounding the termination of employment, is as follows: Mr. Dunham will receive severance payments for (i) 12 months if he Voluntarily Terminates or is terminated without Cause prior to a change in control of the Company, (ii) 18 months if he Voluntarily Terminates or is terminated without Cause following a change in control of the Company related to the sale of the Company's assets or (iii) 15 months if he Voluntarily Terminates or is terminated without Cause following a change in control of the Company related to the sale of the Company's voting stock; Mr. Dykstra will receive severance payments for nine months if he Voluntarily Terminates or is terminated without Cause (regardless of whether such termination was prior to or following a change in control of the Company), except in the event the assets of the Company are sold to a certain specified corporation (unrelated to Parent or the Purchaser), then the payment period is eight months and any personal debt Mr. Dykstra owes to the Company is forgiven; and Mr. Grelck will receive severance payments for (i) nine months if he
Voluntarily Terminates or is terminated without Cause prior to a change in control of the Company or (ii) 12 months if he Voluntarily Terminates or is terminated without Cause following a change in control of the Company
(regardless of whether such change in control is related to the sale of the Company's assets or voting stock).

               As part of the agreements, each of Messrs. Dunham, Dykstra and Grelck has agreed to a noncompete following the termination of his employment with the Company for a period of time equal to the severance payment periods identified above (except, in Mr. Dykstra's case, if the assets of the Company are sold to a certain specified corporation (unrelated to Parent or the Purchaser), then he may work for that corporation) and a one-year (or, in Mr. Dunham's case, the longer of one year or the severance payment period identified above) restriction on soliciting any employee of the Company or its affiliates to leave the employ of the Company. As a severance payment, each of Messrs. Dunham, Dykstra and Grelck will receive his base salary (which will be paid monthly for nine months with a lump sum payment in the tenth month equal to the remaining payments due, if any), the continuation during the severance payment period of health, dental, group life and disability insurance and the use for six months of a Company-supplied car, an executive outplacement service and certain other benefits. In addition, upon a termination of employment which results in the receipt of severance payments, all of the unvested options held by Messrs. Dunham, Dykstra and Grelck shall immediately vest.

               The acquisition of more than 25% of the Shares in the Offer, together with the election of the Purchaser's designees to a majority of the seats on the Company Board (see "Merger Agreement" below), constituted a change in control of the Company related to the sale of the Company's voting stock for purposes of the foregoing agreements.

               Wayne T. Wedell (Vice President-Services of the Company) entered into an Employment and Separation Agreement, effective January 1, 1998, with the Company that provides for his employment at the level of Vice President or higher through December 31, 2006, subject to earlier termination by either party and subject to future extension. Among other benefits, the agreement provides for an initial annual base salary of $90,000, subject to upward adjustment, and annual bonus opportunities. Mr. Wedell's agreement also provides for a termination payment equal to 75% of his highest annual base salary since January 1, 1998, as well as the continuation of insurance benefits and the use of a Company-supplied car for one year following termination, in the event of
(a) his termination by the Company (whether with or without cause), (b) his termination by the Company following a change in control of the Company or (c) his resignation within one year after a change in control of the Company as a result of Mr. Wedell's good faith determination that there has been a diminution in the level of his responsibilities with the Company. Notwithstanding the foregoing, in the event Mr. Wedell is terminated by the Company prior to a change in control, his termination payment and other benefits will cease once he finds an acceptable equivalent position in the Milwaukee, Wisconsin area.

               The acquisition of more than 25% of the Shares in the Offer, together with the election of the Purchaser's designees to a majority of the seats on the Company Board (see "Merger Agreement" below), constituted a change in control of the Company for purposes of Mr. Wedell's agreement.

               The foregoing are summaries of certain provisions of the Employment, Confidentiality, Non-Competition and Severance Agreements with Messrs. Dunham, Dykstra and Grelck and the Employment and Separation Agreement with Mr. Wedell. These summaries are not complete descriptions of the terms and conditions of these agreements and are qualified in their entirety by reference to the full text of these agreements, which are incorporated herein by reference and copies of which have been filed with the Securities and Exchange Commission (the "SEC" or, sometimes, the "Commission") as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999, filed with the Commission on July 15, 1999 (respecting Messrs. Dunham, Dykstra and Grelck), and the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998, filed with the Commission on October 15, 1998 (respecting Mr. Wedell).

Indemnification and Insurance

               The Merger Agreement provides as follows:

               (a) the Purchaser and Parent agree that for a period of six years from the Effective Time, the Purchaser will maintain all rights to indemnification now existing in favor of the current or former directors, officers, employees, fiduciaries and agents of the Company as provided in the Company's Restated Articles of Incorporation and Bylaws or otherwise in effect under any agreement on September 1, 1999. In addition, the Purchaser and Parent agree that the articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's Restated Articles of Incorporation and Bylaws on September 1, 1999, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Acceptance Date (as defined in the Merger Agreement) in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Notwithstanding the six-year period specified in the foregoing sentences, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

               (b) The Surviving Corporation will at all times exercise the powers granted to it by its articles of incorporation, its bylaws, and by applicable law to indemnify and hold harmless to the fullest extent possible present or former directors, officers, employees, fiduciaries and agents of the

Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company) prior to and including the Effective Time, including, without limitation, with respect to matters relating to the Merger Agreement.

               (c) In addition to the foregoing, Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time, the current policies of the directors' and officers' liability insurance, if any, maintained by the Company with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement); provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation will not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to September 1, 1999 and if the Surviving Corporation is unable to obtain the insurance required by this paragraph it will obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

Stockholder Agreements

               Parent required, as a material precondition and inducement for Parent and the Purchaser to enter into the Merger Agreement, that certain holders of the Shares enter into Stockholder Agreements. The following is a summary of certain terms of the Stockholder Agreements, each dated September 1, 1999 (the "Stockholder Agreements"), by and among Parent, the Purchaser and each of Michael D. Dunham, Thomas M. Dykstra, Donald W. Vahlsing and Robert E. Weisenberg (the "Selling Stockholders"). This summary is not a complete description of the Stockholder Agreements and is qualified in its entirety by reference to the full text of the Stockholder Agreements, which are incorporated herein by reference and copies of which have been filed with the SEC as exhibits to the Schedule 14D-9 of the Company, filed with the Commission on September 8, 1999.

               Concurrently with the execution of the Merger  Agreement,  Parent and the Purchaser entered into Stockholder Agreements with each of the Selling Stockholders with respect to, in the aggregate, 1,670,400 Shares (excluding Shares issuable upon the exercise of any stock options) beneficially owned by such Selling Stockholders, representing approximately 40% of the Shares outstanding on August 31, 1999 (and approximately 25% of the Shares outstanding on a fully diluted basis). Pursuant to the Stockholder Agreements, each of the Selling Stockholders agreed to validly tender (or cause the record owner of such Shares to validly tender) in the Offer and not withdraw all Shares beneficially owned by the Selling Stockholder and any additional Shares with respect to which he becomes the beneficial owner (whether by purchase, dividend, distribution, exercise of options or other rights to acquire Shares). All such Shares were tendered in the Offer.

               Pursuant to the Stockholder Agreements, each of the Selling Stockholders agreed, solely in the capacity as a shareholder of the Company, that neither the Selling Stockholder nor any affiliates, representatives or agents of the Selling Stockholder will, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their respective affiliates or representatives) concerning any proposal relating to an Acquisition Transaction (as defined in the Stockholder Agreements for purposes of this Section on "Stockholder Agreements"). The Selling Stockholders also agreed to notify

Parent and the Purchaser within 24 hours after receipt by the Selling Stockholders (or their advisors) of any proposal relating to an Acquisition Transaction or any request for non-public information in connection with a proposed Acquisition Transaction or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Transaction (with such notice indicating the identity of the person making the Acquisition Proposal and the terms and conditions thereof).

               The covenant and agreements contained in the Stockholder Agreements will terminate upon the earlier of (a) the Effective Time, (b)
September 1, 2000 or (c) the termination of the Merger Agreement in certain circumstances.

               In connection with the execution of the Stockholder Agreements, Michael D. Dunham and Thomas M. Dykstra agreed to (a) use $1,000,000 and $815,000, respectively, of the proceeds they received from the sale of their Shares in the Offer to purchase in the open market shares of stock of IFS AB and
(b) retain the shares of IFS AB stock they purchase for a minimum of six months. Pursuant to these agreements, Messrs. Dunham and Dykstra are in the process of purchasing the required shares of IFS AB; all such purchases are expected to be completed by November 26, 1999. The Company has agreed to reimburse (including with respect to the taxes incurred as a result of such reimbursement) Messrs. Dunham and Dykstra for any brokerage commissions they incur in connection with both the purchase and subsequent sale of the shares of IFS AB stock.

Certain Federal Income Tax Consequences

               The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and also may be taxable under applicable state, local, foreign or other tax laws. Accordingly, a shareholder who receives cash in exchange for Shares in the Merger (including as a result of perfecting his or her dissenters' rights under the WBCL) will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's tax basis in the Shares sold or exchanged. Gain or loss will be determined separately for each block of Shares (i.e., Shares acquired at the same time and price) exchanged pursuant to the Merger. Such gain or loss generally will be capital gain or loss if the Shares disposed of were held as capital assets by the shareholder, and will be long-term capital gain or loss if the Shares disposed of were held for more than one year, and will be short-term capital gain or loss if held for one year or less. Net long-term capital gains are taxed at rates which are less than ordinary tax rates. Net short-term capital gains are taxed at ordinary tax rates.

               A shareholder (other than certain exempt shareholders including, among others, certain corporations and certain foreign individuals) that surrenders Shares in the Merger may be subject to 31% backup withholding unless such shareholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN. A shareholder that does not furnish its TIN may be subject to a penalty imposed by the IRS. Each shareholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. See "Procedure for Receipt of the Merger Consideration
- Backup Withholding."

               If backup withholding applies to a shareholder, the Paying Agent is required to withhold 31% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is filed with the IRS on a timely basis. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return on a timely basis.

               The foregoing summary constitutes a general description of certain U.S. federal income tax consequences of the Merger without regard to the particular facts and circumstances of each shareholder of the Company and is based on the provisions of the Internal Revenue Code of 1986, as amended, Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Special tax consequences not described herein may be applicable to certain shareholders subject to special tax treatment (including insurance companies, tax-exempt organizations, financial institutions or broker dealers, foreign shareholders and shareholders who have acquired their Shares pursuant to the exercise of employee stock options or otherwise as compensation). All shareholders should consult their tax advisors with respect to specific tax effects applicable to them of the Merger, including the applicability and effect of any state, local and foreign tax laws.

Accounting Treatment of the Merger

               The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.

Regulatory and Other Approvals

Antitrust

               The HSR Act provides that certain acquisition transactions may not be consummated until information has been furnished to the Antitrust Division of the Department of Justice and to the Pre-merger Notification Office of the Federal Trade Commission and certain waiting period requirements have been satisfied. On October 4, 1999, the waiting period requirements under the HSR Act were satisfied.

Other Federal and State Statutes

               Except as described above and except for the filing of Articles of Merger with the Department of Financial Institutions of the State of Wisconsin to effectuate the Merger, there are no other federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

              Set forth below is selected consolidated financial data with respect to the Company excerpted or derived in part from the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended November 30, 1998, filed with the Commission on March 1, 1999, and from the unaudited financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999, filed with the Commission on October 15, 1999. More comprehensive financial information is included in such reports and other documents filed by the Company with the SEC. For the periods covered by such reports, the following summary is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth below under "Available Information."

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
              (in thousands, except per share data and percentages)
                                       Nine Months Ended         Year ended
                                          August 31,             November 30,
                                       1999        1998         1998       1997

Statement of Operations Data:
Total Net Revenues ...............   $ 24,144    $ 27,776    $ 39,144    $ 42,645
Total Cost of Products/Services ..     15,213      15,450      22,776      22,860
Total Costs/Operations Expenses ..     29,467      37,284      49,147      45,046
Loss from Operations .............     (5,323)     (9,508)    (10,003)     (2,401)
Net Income (loss)) ...............   $ (5,872)   $(10,022)   $(10,590)   $ (2,160)

Per Share Data
Net Income (loss) Per Common Share
 - Basic and Diluted .............      (1.42)      (2.45)      (2.59)       (.53)

Balance Sheet Data (as of the
 dates indicated)
Total Current Assets .............      7,503       9,719      13,818      13,726
Total Long Term Assets ...........     10,174       9,964      10,342      15,071
Total Assets .....................   $ 17,677    $ 19,683    $ 24,160    $ 28,797

Total Current Liabilities ........     18,857      11,294      19,428      11,941
Total Liability and
  Shareholders' Equity ...........   $ 17,677    $ 19,683    $ 24,160    $ 28,797



             CERTAIN INFORMATION CONCERNING PARENT AND THE PURCHASER

              The Purchaser is a newly incorporated Wisconsin corporation and a wholly-owned subsidiary of Parent organized in connection with the Offer and the Merger that to date has not conducted any business other than in connection with its formation, the Offer and the Merger. The principal executive offices of the Purchaser are located at 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173. The Purchaser's telephone number is (847) 995-9600.

              Parent is a newly incorporated Delaware corporation with its principal executive offices located at 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173. Parent's telephone number is (847) 995-9600. To date, Parent has not conducted any business other than in connection with its formation, the Offer and the Merger. Parent is a wholly-owned subsidiary of IFS AB.

               IFS AB is a corporation organized under the laws of Sweden. Its principal offices are located at Teknikringen 5 SE-583 30 Linkoping, Sweden. IFS AB is a public company, listed on the Stockholm Stock Exchange. IFS AB is engaged in the business of developing and marketing industrial and financial systems applications, including an enterprise resource planning system for business processes relating to manufacturing, distribution, financial and office functions.

               IFS AB is not subject to the informational reporting requirements of the Exchange Act, and, accordingly, does not file reports or other information with the SEC relating to its business, financial condition and other matters. Set forth below is certain selected consolidated financial information relating to IFS AB and its subsidiaries for the fiscal years ended December 31, 1998 and 1997. The selected consolidated financial information is denominated in Swedish Kroner and prepared in accordance with the Annual Accounts Act 1995:
1554 of 1995 of the Swedish Financial Accounting Standards Council (i.e., generally accepted accounting principles in Sweden ("Swedish GAAP"). Although Swedish GAAP differs in certain significant respects from generally accepted accounting principles in the United States, Parent believes that the differences are not material to a decision by a holder of Shares respecting the Merger. IFS AB has agreed, pursuant to a letter agreement with the Company, dated September 1, 1999, to transfer the funds necessary to complete on a timely basis the transactions contemplated by the Merger Agreement.

                     INDUSTRIAL & FINANCIAL SYSTEMS, IFS AB

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                           (IN SWEDISH KRONER ("SEK"))*

                                                           At or for the
                                                            Year Ended
                                                             December
                                                     1998                  1997
                                                           (In millions)
INCOME STATEMENT DATA

Amounts in accordance with Swedish GAAP:
Sales                                                1,238                  632
Net income                                             6                    (37)

BALANCE SHEET DATA:
Amounts in accordance with Swedish GAAP:
Current assets                                        657                   356
Total assets                                         1,167                  867
Shareholders' equity                                  567                   319

* On November 22, 1999, the exchange rate applicable to the United States dollar was 0.1199.

                              THE MERGER AGREEMENT

               The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Annex I and is incorporated herein by reference. Capitalized terms used but not defined in this summary of the Merger Agreement have the meanings given to such terms in the Merger Agreement.

               The Offer. The Merger Agreement provided for the commencement of the Offer and the Purchaser commenced the Offer on September 8, 1999. The Offer expired at 5:00 p.m., New York City time, on Friday, October 15, 1999. At such time, the Purchaser accepted for payment

5,302,856 Shares validly tendered and not withdrawn. This amount represents approximately 97% of the issued and outstanding Shares.

               The Merger. The Merger Agreement provides that, subject to the terms and conditions thereof and in accordance with the applicable provisions of the WBCL, at the Effective Time, the Purchaser will be merged with and into the Company. The separate corporate existence of the Purchaser will thereupon cease and the Company will continue as the Surviving Corporation. The Merger will be effected by the filing at the time of Closing (as defined in the Merger Agreement) of appropriate articles of merger relating to the Merger with the Department of Financial Institutions of the State of Wisconsin.

               The Merger Agreement provides that, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive the Merger Consideration in cash, without interest thereon, promptly upon surrender of the certificate formerly representing such Shares. At the Effective Time, each share of common stock, par value $.001 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the WBCL) share of common stock of the Surviving Corporation.

               The Merger Agreement provides that the articles of incorporation of the Purchaser, as in effect immediately prior to the Effective Time, will be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the Merger Agreement and the WBCL. The bylaws of the Purchaser, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the Merger Agreement and the WBCL.

               Vote Required to Approve the Merger. The Merger Agreement provides that at the Special Meeting, all of the Shares then owned by the Purchaser, Parent or any of Parent's other subsidiaries will be voted in favor of the approval of the Merger and the adoption of the Merger Agreement. Consequently, since the Purchaser owns approximately 90% of the aggregate voting power of the issued and outstanding Shares (after giving effect to the limitation of voting rights for certain large shareholders like the Purchaser in
Section 180.1150 of the WBCL), approval of the Merger and the Merger Agreement is assured without the affirmative vote of any other shareholder of the Company.

               Conditions to the Merger. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger and the transactions contemplated thereby are subject to the satisfaction or waiver in writing, at or before the Effective Time, of certain conditions, including: (a) to the extent required under the Company's Restated Articles of Incorporation or applicable law, the shareholders of the Company must approve the Merger Agreement (provided that Parent and the Purchaser shall have voted their Shares at such meeting in favor of the Merger Agreement; and (b) the consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity (as defined in the Merger Agreement), and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger.

               Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties. These include representations and warranties by the Company with respect to, among other things, (a) organization and qualification, (b) subsidiaries, (c) Restated Articles of Incorporation and Bylaws, (d) capitalization, (e) authority, (f) no conflict; required filings and consents, (g) SEC reports and financial statements, (h) information, (i) absence of certain material adverse changes,
(j) undisclosed liabilities, (k) tax matters, (l) owned real property, (m) no litigation, (n) compliance with applicable laws, (o) environmental matters (p) employee benefit plans; ERISA, (q) intellectual property, (r) certain events,
(s) certain approvals, (t) contracts, (u) employees, (v) books and records, (w) fairness opinion, (x) brokers, (y) vote required, (z) Underwriter Warrants (as defined in the Merger Agreement), (aa) Series B Stock (as defined in the Merger Agreement), (bb) Public Warrants and (cc) options.

               Parent and the Purchaser also have made certain representations and warranties with respect to, among other things, (a) organization and qualification, (b) authority, (c) no conflict; required filings and consents,
(d) information, (e) financing, (f) brokers, (g) the Purchaser and (h) share ownership.

               Directors. The Merger Agreement provides that promptly upon the payment by the Purchaser for Shares pursuant to the Offer, and from time to time thereafter as the Purchaser acquires Shares, the Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors designated by the Purchaser pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser or its affiliates bears to the total number of Shares entitled to vote then outstanding on a fully diluted basis, and the Company will, subject to compliance with Section 14(f) of the Exchange Act, Rule 14f-1 promulgated thereunder and other applicable law (including applicable fiduciary duties), upon request of the Purchaser, promptly take all actions necessary to cause the Purchaser's designees to be so elected, including, if necessary, promptly increasing the size of the Company Board or seeking the resignations of one or more existing directors, or both; provided, however, that prior to the Effective Time, the Company Board will always have at least two members who are neither officers, directors, shareholders or designees of the Purchaser or any of its affiliates ("the Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two for any reason prior to the Effective Time, then the remaining director who is not a Purchaser Insider will be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who will be a director not deemed to be a Purchaser Insider for all purposes of the Merger Agreement. At such time, the Company will, if requested by the Purchaser, also cause persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of each committee of the Company Board; provided, however, that prior to the Effective Time each committee of the Company Board shall have at least one member who is not a Purchaser Insider. The Company's obligation to appoint the Purchaser's designees to the Company Board is subject to Section 14(f) of the Exchange Act, Rule 14f-1 thereunder and other applicable law (including applicable fiduciary duties). The Company will promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations. From and after the election or appointment of the Purchaser's designees and prior to the Effective Time, any amendment or termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights under the Merger Agreement, or any other action taken by the Company Board in connection with the Merger Agreement, will require the concurrence of a majority of the directors of the Company then in office who are not the Purchaser Insiders.

               In accordance with the foregoing, following the consummation of the Offer, Scott J. Mermel, Robert E. Weisenberg, Thomas M. Dykstra, and Elliot Wassarman resigned as directors of the Company, the size of the Company Board was reduced to five members and Bengt Nilsson, Terje Vangbo and Sverker Lundberg, each an officer of Parent, the Purchaser and/or IFS AB, were appointed to the Company Board to fill the resulting vacancies. Michael D. Dunham and Helmut M. Adam each remain as a director of the Company.

               In connection with the execution of the Merger Agreement, each of Helmut M. Adam and Scott J. Mermel entered into a Non-competition Agreement, dated September 1, 1999, with the Company pursuant to which each of Messrs. Adam and Mermel agreed, for a period of six months following his termination as a director of the Company, not to serve as a director of any business which develops, markets or services (or is planning or considering doing the foregoing) enterprise resource planning software anywhere in the United States in the mid-market segment. In addition, each of Messrs. Adam and Mermel agreed, for a period of one year following his termination as a director of the Company, not to induce or attempt to induce any employee of the Company or its affiliates to leave the employ of the Company. As consideration for the foregoing agreements, Messrs. Adam and Mermel each received $7,000.

            Indemnification and Insurance. The Merger Agreement provides as follows:

               (a) the Purchaser and Parent agree that for a period of six years from the Effective Time, the Purchaser will maintain all rights to indemnification now existing in favor of the current or former directors, officers, employees, fiduciaries and agents of the Company as provided in the Company's Restated Articles of Incorporation and Bylaws or otherwise in effect under any agreement on September 1, 1999. In addition, the Purchaser and Parent agree that the articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's Restated Articles of Incorporation and Bylaws on September 1, 1999, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Acceptance Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Notwithstanding the six-year period specified in the foregoing sentences, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

               (b) The Surviving Corporation will at all times exercise the powers granted to it by its articles of incorporation, its bylaws, and by applicable law to indemnify and hold harmless to the fullest extent possible present or former directors, officers, employees, fiduciaries and agents of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company) prior to and including the Effective Time, including, without limitation, with respect to matters relating to the Merger Agreement.

               (c) In addition to the foregoing, Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time, the current policies of the directors' and officers' liability insurance, if any, maintained by the Company with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement); provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation will not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to September 1, 1999 and if the Surviving Corporation is unable to obtain the insurance required by this paragraph it will obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

               Covenants. The Merger Agreement contains various covenants of the parties thereto, including covenants as to, among other things, the conduct of the business of the Company (as described in further detail below) and the following matters:

               (a) the Purchaser agreed to continue to make available to the Company a $2,000,000 line of credit providing for borrowings by the Company ($350,000 of which the Purchaser had provided to the Company as of September 1, 1999) and, as necessary and in the Purchaser's sole discretion, to increase the line of credit.

               (b) The Company agreed to provide the warrant agent notice of the Merger so that the warrant agent can provide each holder of Public Warrants notice sufficient to enable each holder to exercise the holder's Public Warrants and participate in the Merger. In addition, the Company will execute a supplemental warrant agreement with the warrant agent to ensure that each holder of Public Warrants will have the right following the Merger to exercise the holder's Public Warrants and receive the Merger Consideration.

               No Solicitation. Pursuant to the Merger Agreement, the Company covenanted and agreed with Parent and the Purchaser that the Company will, will cause its subsidiaries to, and will use its commercially reasonable efforts to cause the officers, directors, employees, investment bankers, attorneys and other agents and representatives of the Company and its subsidiaries to, immediately cease any existing activities, information exchanges, discussions or negotiations with any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser (a "Third Party") heretofore conducted with respect to any Acquisition Transaction. The Company also agreed that it will not, will cause its subsidiaries not to, and will use its commercially reasonable efforts to cause the officers, directors, employees, investment bankers, attorneys and other agents and representatives of the Company and its subsidiaries not to, directly or indirectly, (a) solicit, initiate, continue or encourage (including by way of furnishing or disclosing non-public information) any inquiries, proposals or offers from any Third Party with respect to any acquisition or purchase of all or a material portion of the assets or business of, or any significant equity interest in (including by way of a tender offer), or any merger, consolidation or business combination with, or any similar transaction involving, the Company (the foregoing being referred to collectively as an "Acquisition Transaction"), or (b) negotiate or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into, approve or recommend any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated thereby. Additionally, the Company agreed to terminate all letters of intent or agreements with respect to any Acquisition Transaction outstanding as of September 1, 1999 and provide evidence of such termination to Parent. Notwithstanding anything to the contrary in the foregoing, the Company may in response to an unsolicited proposal with respect to an Acquisition Transaction with a Third Party furnish or disclose non-public information to such Third Party and negotiate or otherwise communicate with such Third Party, in each case only if (i) the Company Board (after consultation with its outside legal counsel and independent financial advisors) reasonably determines in good faith that such proposal would be likely to be more favorable to the Company and its shareholders than the transaction contemplated by the Merger Agreement (the proposal with respect to an Acquisition Transaction meeting the requirements of clause (i), a "Superior Proposal"); and (ii) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, the Company receives from such Third Party a customary confidentiality agreement similar in all material respects to the confidentiality agreement between Parent and the Company; provided, however, that the Company shall not enter into a definitive agreement with respect to a Superior Proposal unless the Company concurrently terminates the Merger Agreement in accordance with the terms thereof.

               The Merger Agreement also provides that the Company will notify Parent and the Purchaser, no later than 24 hours after receipt by the Company (or its advisors), of any proposal with respect to an Acquisition Transaction or any request for nonpublic information in connection with a proposed Acquisition Transaction or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Transaction (the "Acquisition Proposal"). Such notice to Parent and the Purchaser must be made orally and in writing and must indicate in reasonable detail the identity of the person making the Acquisition Proposal and the terms and conditions of such proposal, inquiry or contact. The Company will give Parent and the Purchaser at least seven business days' advance notice of any definitive agreement proposed to be entered into by the Company with any person making a Superior Proposal.

               Termination. The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time (notwithstanding approval thereof by the shareholders of the Company):

               (a)    by mutual written consent of the Company and Parent;

               (b) by either the Company or Parent, if there will be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and unappealable;

               (c) by Parent and the Purchaser, if the Company is in breach, and by the Company, if Parent or the Purchaser is in breach, of any material representation, warranty or covenant contained in the Merger Agreement and such breach is not remedied within ten days of delivery of written notice thereof;

               (e) by either the Company or Parent, if the Company Board has (i) withdrawn or modified in a manner adverse to Parent and the Purchaser its approval or recommendation of the

Merger, (ii) approved or recommended any Acquisition Transaction in respect of the Company in compliance with the provisions of the Merger Agreement (see "No Solicitation" above) and has made the payments referred to under "Fees and Expenses" below or (iii) resolved to take any of the foregoing actions.

               Fees and Expenses. The Merger Agreement provides that, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Offer, the Merger Agreement, the Stock Option Agreement and the transactions contemplated by the Merger Agreement and the Stock Option Agreement will be paid by the party incurring such expenses.

               Pursuant to the terms of the Merger Agreement, (a) in the event the Merger Agreement is terminated by Parent pursuant to subsection (e) under "Termination" above or (b) by the Company pursuant to subsection (e) under "Termination" above, the Company will pay, in cash in immediately available funds, to Parent a termination fee equal to $1,000,000 (the "Company Termination Fee"). Half of the Company Termination Fee shall be paid prior to and as a condition precedent to the effectiveness of the termination of the Merger Agreement and the other half will be paid upon consummation of the Superior
Proposal or termination or withdrawal of the Superior Proposal; provided, however, that in no event will the Company be required to pay Parent any Company Termination Fee, if, immediately prior to the applicable termination of the Merger Agreement, Parent was in material breach of any of its material obligations under the Merger Agreement.

               Financing.    The   Merger   is   not  subject  to   a  financing
contingency. IFS AB has agreed to provide to Parent and the Purchaser the funds necessary to timely effectuate the Merger.

                           THE STOCK OPTION AGREEMENT

               The following is a summary of certain provisions of the Stock Option Agreement, dated September 1, 1999, by and among Parent, the Purchaser and the Company (the "Stock Option Agreement"). This summary is not a complete description of the terms and conditions of the Stock Option Agreement and is qualified in its entirety by reference to the full text of the Stock Option Agreement, which is incorporated herein by reference and a copy of which has been filed with the SEC as an exhibit to the Schedule 14D-9 of the Company, filed with the Commission on September 8, 1999.

               Grant of Stock Option. Subject to the terms and conditions set forth in the Stock Option Agreement, the Company granted to the Purchaser an irrevocable option (the "Stock Option") to purchase that number of newly issued Shares (the "Option Shares") equal to the number of Shares that, when added to the number of Shares owned by the Purchaser and its affiliates immediately following the consummation of the Offer, constitutes 90% of the outstanding Shares on a fully-diluted basis (giving effect to the issuance of the Option Shares), at a per share purchase price equal to the Merger Consideration.

               Exercise of Stock Option. Subject to the conditions set forth in the Stock Option Agreement (which are described below), the Stock Option may be exercised by the Purchaser, in whole but not in part, at any one time after the Purchaser's acceptance for payment pursuant to the Offer of Shares constituting at least 75% but less than 90% of the Shares then outstanding on a fully diluted basis (not giving effect to the issuance of the Option Shares) (the "Exercise Event") but prior to the earliest to occur of (a) the Effective Time, (b) ten business days after the occurrence of the Exercise Event and (c) the termination of the Merger Agreement in accordance with the terms and conditions thereof.

               Since the Purchaser accepted for payment 5,302,856 Shares validly tendered and not withdrawn, which amount represents approximately 97% of the issued and outstanding Shares, the Stock Option may not be, and will not be, exercised.

               Covenants of the Company. Pursuant to the Stock Option Agreement, the Company covenanted and agreed to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to
consummate  and  make  effective  the  transactions   contemplated   thereunder,
including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities (as defined in the Stock Option Agreement).

               Certain Representations and Warranties. In connection with the Stock Option Agreement, the Company made certain customary representations and warranties to Parent and the Purchaser, including with respect to (a)
authorization, reservation and validity of the issuance of the Option Shares pursuant to such agreement and the absence of encumbrances on and in respect of such Shares and (b) the Company's valid existence and requisite corporate powers. In connection with the Stock Option Agreement, Parent and the Purchaser made certain customary representations and warranties to the Company, including with respect to (a) authority to enter into and perform their obligations under the Stock Option Agreement, (b) due organization, valid existence and requisite corporate powers and (c) the investment intent of Parent and the Purchaser.

                           SOURCE AND AMOUNT OF FUNDS

              The total amount of funds required by the Purchaser to purchase all of the Shares pursuant to the Offer and to pay fees and expenses related to the Offer and the Merger is estimated to be approximately $30 million. The Purchaser obtained all funds needed for the Offer and the Merger through a capital contribution from Parent. Parent will obtain all such funds through a capital contribution from IFS AB. More detailed terms of the Purchaser's financing for the Offer are described in Section 9 of the Offer to Purchase, dated September 8, 1999, which is incorporated herein by reference and a copy of which has been filed with the SEC as part of the Schedule 14D-1 of Parent, the Purchaser and IFS AB, filed with the Commission on September 8, 1999.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

               The following table sets forth information, as of the Record Date, regarding beneficial ownership of Shares by (a) all persons or entities known to the Company to be the beneficial owner of five percent or more of the Shares; (b) each executive officer of the Company named in the Summary Compensation Table set forth in the Company's Proxy Statement, dated April 6, 1999, relating to its 1999 Annual Meeting of Shareholders held on May 4, 1999 (as filed with the SEC); (c) each of the current directors of the Company; and (d) all of the current directors and current executive officers as a group. Except as otherwise noted, each of the persons listed has sole voting and investment power over the Shares beneficially owned. According to information available to the Company as of the Record Date, all current executive officers of the Company and all directors of the Company prior to the consummation of the Offer tendered their Shares pursuant to the Offer.

                                   Amount and Nature of                  Percent
 Name of Beneficial Owner          Beneficial Ownership                 of Class
Bengt Nilsson(3)(5)..........           5,302,856                          97.4%
Helmut M. Adam(1)............                   0                           *
Jan Danielsson(3)(5).........           5,302,856                          97.4%
Jan Moodh(3)(5)..............           5,302,856                          97.4%
Jeffrey J. Fossum(1).......                     0                           *
Manni Svensson(3)(5).........           5,302,856                          97.4%
Michael D. Dunham(1)(2)......               3,000                           *
Michael Hallen(3)(5).........           5,302,856                          97.4%
Parent and the Purchaser.....           5,302,856                          97.4%
Richard W. Grelck(1).........                   0                           *
Sverker Lundberg(3)(5).......           5,302,856                          97.4%
Terje Vangbo(3)(6)...........           5,302,856                          97.4%
Thomas M. Dykstra(1).........                   0                           *
Thomas Pettersson(3)(5)......           5,302,856                          97.4%
Ulf Annas(3)(5)..............           5,302,856                          97.4%
Wayne T. Wedell(1)...........                   0                           *
All directors and executive
  officers as a group
  (8 persons)(4).............           5,305,856                          97.4%
----------

* Less than one percent (1%).

(1) The business address of such person is 12000 West Park Place, Milwaukee, Wisconsin 53224.
(2) Represents Shares subject to warrants which were exercisable as of or within 60 days of the Record Date.
(3) Each of these individuals, as officers of Parent, the Purchaser and/or IFS AB, may be deemed to beneficially own the Shares owned by Parent and the Purchaser. Each of these individuals disclaims beneficial ownership of such Shares.
(4) Assumes the exercise of all options and warrants held by the group which were exercisable as of or within 60 days of the Record Date.
(5) The business address of such person is c/o Industrial & Financial Systems, IFS AB, Teknikringen 5 SE-583 30 Linkoping, Sweden.
(6) Mr. Vangbo's business address is c/o IFS Americas, Inc., 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173

                              AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. The Tender Offer Statement and Schedule 14D-1, as amended, filed by Parent, the Purchaser and IFS AB, dated September 8, 1999, in connection with the Offer and the Schedule 14D-9 filed by the Company, dated September 8, 1999, in connection with the Offer, as well as such reports, proxy statements and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company, dated prior to November 6, 1998, can be inspected at the offices of the Nasdaq National Market, 1735 K Street, NW, Washington, D.C. 20006.

               In addition, the Commission maintains a Web site that includes reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

               The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for the year ended November 30, 1998.

               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1999, May 31, 1999 and August 31, 1999.

               3. The Company's Current Report on Form 8-K, dated November 1, 1999.

               All other documents and reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the date of the Special Meeting shall be deemed to be incorporated herein by reference in this Information Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

               This Information Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom this Information Statement is delivered, upon the written or oral request of such person. Requests should be directed to Effective Management Systems, Inc., 12000 West Park Place, Milwaukee, Wisconsin 53224, Attention: Thomas M. Dykstra (telephone number (414) 359-9800).

                                                                         ANNEX I


                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG



                               IFS AMERICAS, INC.,


                              IFS ACQUISITION, INC.


                                       AND


                       EFFECTIVE MANAGEMENT SYSTEMS, INC.











                                SEPTEMBER 1, 1999

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I.  THE OFFER......................................................   2
         SECTION 1.01      The Offer.......................................   2
         SECTION 1.02      Company Actions.................................   3
         SECTION 1.03      Directors.......................................   4
         SECTION 2.01      The Merger......................................   6
         SECTION 2.02      Effective Time; Closing.........................   6
         SECTION 2.03      Effects of the Merger...........................   6
         SECTION 2.04      Additional Action...............................   6
         SECTION 2.05      Articles of Incorporation and By-Laws of the
                               Surviving Corporation ........... ..........   6
         SECTION 2.06      Directors.......................................   6
         SECTION 2.07      Officers........................................   7
         SECTION 2.08      Conversion of Shares............................   7
         SECTION 2.09      Purchaser Common Stock..........................   7
         SECTION 2.10      Company Options.................................   7
         SECTION 2.11      Shareholders' Meeting...........................   7
         SECTION 2.12      Merger Without Meeting of Shareholders..........   8
         SECTION 2.13      Earliest Consummation...........................   9

ARTICLE III. DISSENTING SHARES; PAYMENT FOR SHARES.........................   9
         SECTION 3.01      Dissenting Shares...............................   9
         SECTION 3.02      Payment for Shares..............................   9
         SECTION 3.03      No Further Rights or Transfers; Cancellation
                                of Treasury Shares............... .........  11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  11
         SECTION 4.01      Organization and Qualification..................  11
         SECTION 4.02      Subsidiaries....................................  12
         SECTION 4.03      Articles of Incorporation and By-Laws...........  12
         SECTION 4.04      Capitalization..................................  13
         SECTION 4.05      Authority.......................................  13
         SECTION 4.06      No Conflict; Required Filings and Consents......  14
         SECTION 4.07      SEC Reports and Financial Statements............  15
         SECTION 4.08      Information.....................................  15
         SECTION 4.09      Absence of Certain Material Adverse Changes.....  15
         SECTION 4.10      Undisclosed Liabilities.........................  15
         SECTION 4.11      Tax Matters.....................................  16
         SECTION 4.12      Owned Real Property.............................  17
         SECTION 4.13      No Litigation...................................  17
         SECTION 4.14      Compliance With Applicable Laws.................  17
         SECTION 4.15      Environmental Matters...........................  17
         SECTION 4.16      Benefit Plans; ERISA............................  18
         SECTION 4.17      Intellectual Property...........................  20

         SECTION 4.18      Certain Events..................................  22
         SECTION 4.19      Certain Approvals...............................  23
         SECTION 4.20      Contracts.......................................  23
         SECTION 4.21      Employees.......................................  23
         SECTION 4.22      Books and Records...............................  24
         SECTION 4.23      Fairness Opinion................................  24
         SECTION 4.24      Brokers.........................................  24
         SECTION 4.25      Vote Required...................................  24
         SECTION 4.26      Underwriter Warrants............................  24
         SECTION 4.27      Series B Stock..................................  25
         SECTION 4.28      Public Warrants.................................  25

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER ...  26
         SECTION 5.01      Organization and Qualification..................  26
         SECTION 5.02      Authority.......................................  26
         SECTION 5.03      No Conflict; Required Filings and Consents......  26
         SECTION 5.04      Information.....................................  27
         SECTION 5.05      Financing.......................................  27
         SECTION 5.06      Brokers.........................................  27
         SECTION 5.07      Purchaser.......................................  27
         SECTION 5.08      Share Ownership.................................  28

ARTICLE VI.  COVENANTS.....................................................  28
         SECTION 6.01      Conduct of Business of the Company..............  28
         SECTION 6.02      Access to Information...........................  30
         SECTION 6.03      Commercially Reasonable Efforts.................  31
         SECTION 6.04      Consents........................................  31
         SECTION 6.05      Public Announcements............................  32
         SECTION 6.06      Disclosure Statements...........................  32
         SECTION 6.07      No Solicitation.................................  32
         SECTION 6.08      Notification of Certain Matters.................  33
         SECTION 6.09      Indemnification and Insurance...................  33
         SECTION 6.10      Performance by the Purchaser....................  34
         SECTION 6.12      Deliveries of Information.......................  35
         SECTION 6.13      Underwriter Warrants............................  35
         SECTION 6.14      Series B Stock..................................  35
         SECTION 6.15      Public Warrants.................................  35

ARTICLE VII.  CONDITIONS TO CONSUMMATION OF THE MERGER.....................  35
         SECTION 7.01      Conditions to Each Party's Obligation to
                           Effect the Merger if the
                           Offer Shall Have Been Consummated...............  36
         SECTION 7.02      Conditions to Obligation of Parent and the
                           Purchaser to Effect the
                           Merger..........................................  36

ARTICLE VIII.  TERMINATION; AMENDMENTS; WAIVER.............................  36
         SECTION 8.01      Termination.....................................  36
         SECTION 8.02      Effect of Termination...........................  37
         SECTION 8.03      Amendment.......................................  38
         SECTION 8.04      Extension; Waiver...............................  38
         SECTION 8.05      Procedure for Termination, Extension or Waiver..  38

ARTICLE IX.  MISCELLANEOUS.................................................  38
         SECTION 9.01      Non-Survival of Representations and Warranties..  38
         SECTION 9.02      Entire Agreement; Assignment....................  38
         SECTION 9.03      Validity........................................  39
         SECTION 9.04      Notices.........................................  39
         SECTION 9.05      Governing Law...................................  39
         SECTION 9.06      Descriptive Headings............................  40
         SECTION 9.07      Counterparts....................................  40
         SECTION 9.08      Obligation of Parent............................  40
         SECTION 9.09      Fees and Expenses...............................  40
         SECTION 9.10      Certain Definitions.............................  40
         SECTION 9.11      Specific Performance............................  41
         SECTION 9.12      Interpretation..................................  41
         SECTION 9.13      No Third Party Beneficiary......................  41

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of September 1, 1999 (this "Agreement"), by and among IFS AMERICAS, INC., a Delaware corporation ("Parent"), IFS ACQUISITION, INC., a Wisconsin corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and EFFECTIVE MANAGEMENT SYSTEMS, INC., a Wisconsin corporation (the "Company").

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, Parent has entered into Stockholder Agreements, dated the date hereof, with certain holders of capital stock of the Company (the "Stockholder Agreements"); and

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by the Purchaser on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, in furtherance of such acquisition, Parent proposes to cause the Purchaser to commence a cash tender offer (as it may be amended or supplemented as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding shares of the common stock, $.01 par value per share, of the Company (the "Shares"), at a price per Share of Four Dollars and 50/100 Dollars ($4.50) net to each seller in cash (such price, or any higher price per Share paid in the Offer, the "Offer Price"); in each case, upon the terms and subject to the conditions set forth in this Agreement and the Offer; and

         WHEREAS, the Board of Directors of the Company has approved this Agreement, the Offer and the Merger (as hereinafter defined), has determined that the consideration to be paid for each share in the Offer and the Merger is fair to the Company's shareholders, and has resolved to recommend that the shareholders of the Company accept the Offer and tender all their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, subject to the Purchaser purchasing the Shares tendered in response to the Offer and as further set forth below (the "Merger"), in accordance with the Wisconsin Business Corporation Law ("WBC") and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive the Offer Price in cash; and

         WHEREAS, as a further inducement to the parties to enter into this Agreement, Parent, the Purchaser and the Company have entered into a Stock Option Agreement, dated as the date hereof (the "Stock Option Agreement"), pursuant to which the Company has granted to the Purchaser an option to purchase newly issued Shares under certain circumstances; and

         WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE I.
                                    THE OFFER

         SECTION 1.01 The Offer.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 hereof and none of the events set forth in clauses (a) through (g) of Annex I hereto shall have occurred or exist, the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer as promptly as practicable after the date hereof, but in any event not later than five (5) business days following the date hereof. The initial expiration date for the Offer shall be October 15, 1999 (the "Expiration Date"). As promptly as practicable, the Purchaser shall file with the Securities and Exchange Commission (the "SEC") the Purchaser's Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1" and together with the documents therein pursuant to which the Offer will be made, and with any supplements or amendments thereto, the "Offer Documents"), which shall contain (as an exhibit thereto) the Purchaser's Offer to Purchase (the "Offer to Purchase") that shall be mailed to the holders of Shares with respect to the Offer. The obligation of Parent and the Purchaser to accept for payment or pay for any Shares tendered pursuant to the Offer will be subject only to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents at least seventy-five percent of the Shares entitled to vote that are outstanding on a fully diluted basis (without giving pro forma effect to the potential issuance of any Shares issuable under the Stock Option Agreement) (the "Minimum Condition"), and to the satisfaction or waiver of each condition set forth in Annex I hereto (the term "fully diluted basis" in reference to the Shares means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, warrants, rights and securities exercisable or convertible into such voting securities). Without the prior written consent of the Company, the Purchaser shall not (i) decrease the Offer Price or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer; (iii) amend or waive satisfaction of the Minimum Condition; or
(iv) amend any other term of the Offer in any manner adverse to the holders of any Shares; provided, however, that if on the Expiration Date all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time in its sole discretion, extend the Expiration Date (each extension to be for ten business days or less); provided, further, that the Expiration Date shall in no event be extended past October 31, 1999 without the written consent of the Company. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as practicable after the expiration of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the

Offer; provided, however, that the Purchaser may extend the Expiration Date (including as it may be extended) for up to ten (10) business days in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the SEC; and provided further that, if on the Expiration Date (including as it may be extended) the sole condition remaining to be satisfied is the expiration or termination of any applicable waiting period under the HSR Act (as defined herein), the Purchaser shall, and Parent shall cause the Purchaser to, extend the Offer from time to time, subject to the rights to terminate this Agreement provided in Section 8.01, until two (2) business days after the expiration or termination date of the waiting period under the HSR Act.

                  (b) The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation, warranty or covenant is made or shall be made herein by the Company with respect to information contained in the Offer Documents other than information supplied by the Company in writing expressly for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to the Company's shareholders, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser agrees to give the Company a reasonable opportunity to review and comment upon any Offer Document to be filed with the SEC prior to any such filing and to provide in writing any comments each may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         SECTION 1.02 Company Actions.

                  (a) Concurrently with the commencement of the Offer, the Company shall file with the SEC and mail to the holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9"). The Schedule 14D-9 will set forth, and the Company hereby represents, that the Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the Company's shareholders; (ii) approved this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, in accordance with the applicable provisions of the WBC; and (iii) resolved to recommend that the Company's shareholders accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, however, that such recommendation may be withdrawn, modified or amended to the extent that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that such action is consistent with its fiduciary obligations under applicable laws, ordinances, rules or regulations (collectively, "Laws").

                  (b) The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. No representation, warranty or covenant is made or shall be made herein by Parent or the Purchaser with respect to information contained in the Schedule 14D-9 other than information supplied by Parent and/or the Purchaser in writing expressly for inclusion in the
Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the shareholders, in each case as and to the extent required by applicable federal securities laws. The Company agrees to give each of Parent and the Purchaser a reasonable opportunity to review and comment upon the Schedule 14D-9 to be filed with the SEC prior to such filing and to provide in writing any comments the Company may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly upon receipt of such comments.

                  (c) In connection with the Offer, the Company will promptly furnish the Purchaser with such information and assistance as the Purchaser or its agents or representatives may reasonably request in connection with communicating the Offer to the record and beneficial holders of the Shares, including, without limitation, mailing labels, its shareholders list, security position listings and non-objecting beneficial owners list, if any, or a computer file containing the names and addresses of all record holders of Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions). Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and the Purchaser and each of their affiliates, associates, partners, employees, agents and advisors shall hold in confidence the information contained in such labels, shareholders list, security position listings, non-objecting beneficial owners list and the information referred to in the preceding sentence, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with its terms, shall deliver promptly to the Company all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

         SECTION 1.03 Directors.

                  (a) Promptly upon the Purchaser's payment for Shares pursuant to the Offer, and from time to time thereafter as the Purchaser acquires Shares, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on the Board of Directors of the Company (determined after giving effect to the directors designated by the Purchaser pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser or its affiliates bears to the total number of Shares entitled to vote then outstanding on a fully diluted basis, and the Company shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and other applicable Law (including applicable fiduciary duties), upon request of the Purchaser, promptly take all actions necessary to cause the Purchaser's designees to be so elected, including, if necessary, promptly increasing the size of the Board of Directors of the Company or seeking the resignations of one or more existing directors, or both; provided, however, that prior to the Effective Time (as defined in Section 2.02) the Board of Directors of the Company shall always have at least two (2) members who are neither officers, directors, shareholders or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two (2) for any reason prior to the Effective Time, then the remaining director who is not a Purchaser Insider shall be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement. At such time, the Company shall, if requested by the Purchaser, also cause persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on the Board of Directors of the Company of each committee of the Board of Directors of the Company; provided, however, that prior to the Effective Time each committee of the Board of Directors of the Company shall have at least one
(1) member who is not a Purchaser Insider.

                  (b) The Company's obligation to appoint the Purchaser's designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and other applicable Law (including applicable fiduciary duties). The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.03, including mailing to the shareholders of the Company the information required by Section 14(f) and Rule 14f-1 as is necessary to enable the Purchaser's designees to be elected to the Board of Directors of the Company, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03. Parent will supply in writing any information with respect to itself and its officers, directors and affiliates required by such Section and Rule to the Company.

                  (c) From and after the election or appointment of the Purchaser's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, or any other action taken by the Board of Directors of the Company in connection with this Agreement, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders.

                                   ARTICLE II.
                                   THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the

WBC, at the Effective Time, the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Upon the mutual agreement of Parent and the Company, the Merger may be structured so that the Company shall be merged with and into the Purchaser, with the Purchaser continuing as the Surviving Corporation; provided, however, that the Company shall be deemed not to have breached any of its representations, warranties or covenants herein if and to the extent such breach would have been attributable to such agreement.

         SECTION 2.02 Effective Time; Closing. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, the appropriate parties hereto shall execute in the manner required by the WBC and file with the Wisconsin Department of Financial Institutions appropriate articles of merger relating to the Merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is referred to as the "Effective Time." On the business day immediately preceding such filing, a closing (the "Closing") shall be held at the offices of Streich Lang, Two North Central Avenue, Phoenix, Arizona 85004, unless another date or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VII.

         SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in Section 180.1106 of the WBC.

         SECTION 2.04 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Purchaser, in order to consummate the transactions contemplated by this Agreement.

         SECTION 2.05 Articles of Incorporation and By-Laws of the Surviving Corporation.

                  (a) Subject to Section 6.09(a) hereof, the articles of incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

                  (b) Subject to Section 6.09(a) hereof, the by-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

         SECTION 2.06 Directors. Subject to applicable Law, the directors of the Purchaser immediately prior to the Effective Time, shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.07 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.08 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in Section 3.01)) shall be converted into the right to receive in cash the Offer Price (the "Merger Price"), payable to the holder thereof, without interest thereon, in accordance with Article III.

         SECTION 2.09 Purchaser Common Stock. Each share of common stock, par value $.001 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation. Each certificate evidencing ownership of any such shares shall, following the Merger, evidence ownership of the same number of shares of common stock of the Surviving Corporation. Notwithstanding the foregoing, if Parent and the Company agree to restructure the Merger as provided in Section 2.01 hereof, then the Purchaser's common stock shall not be affected in any manner by virtue of the Merger.

         SECTION 2.10 Company Options. At or prior to the Closing, all outstanding stock options of the Company (the "Options") shall be adjusted to provide that each Option will thereafter be a right to receive the Merger Price in lieu of any shares of Common Stock upon the exercise of the Option and payment of the required exercise price of the Option. No other terms of the Options shall be affected by the foregoing adjustment.

         SECTION 2.11      shareholders' Meeting.

                  (a) If required by the Company's articles of incorporation and/or applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law:

                           (i) duly call, give notice of, convene and hold a special meeting of the Company's shareholders (the "shareholders' Meeting") as soon as practicable following the acceptance of and payment for Shares by the Purchaser pursuant to the Offer, which shall in no event be more than ninety (90) days after such acceptance and payment, for the purpose of considering and taking action upon this Agreement;

                           (ii) promptly prepare and file with the SEC a preliminary information or proxy statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary information or proxy statement and, subject to compliance with SEC rules and regulations, cause a notice of a special meeting and a definitive information or proxy statement (the "Proxy Statement") to be mailed to the shareholders of the Company no later than the time required by applicable Law and the articles of incorporation and the by-laws of the Company, and (y) to obtain the necessary approvals of the Merger and this Agreement by the shareholders of the Company; and

                           (iii) subject to Section 1.02(a), include in the Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                  (b) Parent and the Purchaser will furnish to the Company the information relating to Parent and the Purchaser required under the Exchange Act and the rules and regulations thereunder to be set forth in the Proxy Statement.

                  (c) The Company shall consult with Parent and the Purchaser with respect to the Proxy Statement (and any amendments or supplements thereto) and shall afford Parent and the Purchaser reasonable opportunity to comment thereon prior to its finalization. If, at any time prior to the Shareholder's Meeting, any event shall occur relating to the Company or the transactions contemplated by this Agreement which should be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly notify in writing Parent and the Purchaser of such event. In such case, the Company, with the cooperation of Parent and the Purchaser, will promptly prepare and mail such amendment or supplement and the Company shall consult with Parent and the Purchaser with respect to such amendment or supplement and shall afford Parent and the Purchaser reasonable opportunity to comment thereon prior to such mailing. The Company agrees to notify Parent and the Purchaser at least three
(3) days prior to the mailing of the Proxy Statement (or any amendment or supplement thereto) to the shareholders of the Company.

                  (d) Parent agrees that it will (i) vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement and (ii) take or cause to be taken all additional corporate actions necessary for the Purchaser to adopt and approve this Agreement and the transactions contemplated hereby.

         SECTION 2.12 Merger Without Meeting of Shareholders. Notwithstanding
Section 2.11, in the event that (i) Parent, the Purchaser or any other subsidiary of Parent shall have acquired in the aggregate at least 90% of the outstanding Shares pursuant to the Offer (including as a result of the exercise of the Stock Option Agreement) and prior transactions and (ii) Parent and the Company agree to restructure the Merger as provided in Section 2.01, the parties hereto agree, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer without a meeting of the Company's shareholders, in accordance with
Section 180.1104 of the WBC.

         SECTION 2.13 Earliest Consummation. Each party hereto shall use its commercially reasonable efforts to consummate the Merger as soon as practicable.

                                  ARTICLE III.
                      DISSENTING SHARES; PAYMENT FOR SHARES

         SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded payment for such Shares in accordance with Sections 180.1301 to 180.1331 of the WBC ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price as provided in
Section 2.08, unless and until such holder fails to perfect or withdraws or otherwise loses his or her right to dissent and demand payment under the WBC. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his or her right to demand payment, then such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price, if any, to which such holder is entitled, without interest or dividends thereon, and such Shares shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for payment of Shares and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to or settle or offer to settle, any such demands.

         SECTION 3.02 Payment for Shares.

                  (a) Prior to the commencement of the Offer, the Purchaser shall appoint a United States bank, company or other entity mutually acceptable to the Company and Parent to act as paying agent (the "Paying Agent") for the payment of the Offer Price and the Merger Price. Prior to the payment time thereof, Parent shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of Shares, for payment upon surrender of the certificates for exchange in accordance with this Article III, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to the Offer,
Section 2.08 and this Section 3.02 to holders (other than Shares held by the Company or any subsidiary of the Company or Parent, the Purchaser or any other subsidiary of Parent, or holders of Dissenting Shares). The Paying Agent shall pay the Offer Price and the Merger Price out of the Payment Fund.

                  (b) From time to time at or after the Effective Time, Parent shall take all lawful action necessary to make the appropriate cash payments, if any, to holders of Dissenting Shares. Prior to the Effective Time, Parent shall enter into appropriate commercial arrangements to ensure effectuation of the immediately preceding sentence. The Paying Agent shall invest the Payment Fund as directed by Parent or the Purchaser in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $300 million, in each case with maturities not exceeding seven days. Parent shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of the aforementioned investments. All earnings thereon shall inure to the benefit of Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under
Section 2.08 and this Section 3.02, Parent shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (c) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of certificates (the "Certificates") that immediately prior to the Effective Time represented Shares entitled to payment of the Merger Price pursuant to Section 2.08 (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) (i) a form of letter of transmittal which shall (x) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent; (y) contain a representation in a form reasonably satisfactory to Parent as to the good and marketable title of the Shares held by such holder free and clear of liens, claims, options, charges, security interests, limitations, encumbrances and restrictions of any kind ("Liens"); and (z) contain such other customary provisions as the Company and Parent may reasonably specify; and (ii) instructions for use in surrendering such Certificates and receiving the aggregate Merger Price, in respect thereof. Upon the surrender of each such Certificate and subject to applicable withholding, the Paying Agent shall (subject to applicable abandoned property, escheat and similar Laws) pay the holder of such Certificate in respect of Shares, the Merger Price multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be canceled. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing such Shares is registered, it shall be a condition to such right to receive such Merger Price, as applicable, that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Certificates shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                  (d) Promptly following the first anniversary of the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price, without any interest or dividends thereon.

                  (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Price relating thereto, as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

                  (f) Neither the Paying Agent nor any party to this Agreement shall be liable to any shareholder or warrant holder of the Company or Option holder for any Shares, any Options, the Merger Price or cash delivered to a public official pursuant to and in accordance with any abandoned property, escheat or similar Law.

                  (g) The Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder of the Company or Option holder such amounts as the Company reasonably and in good faith determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the shareholder or Option holder in respect of which such deduction and withholding was made by the Paying Agent.

         SECTION 3.03 No Further Rights or Transfers; Cancellation of Treasury Shares. Except for the surrender of the Certificate(s) or the perfection of dissenters' rights with respect to the Dissenting Shares, at and after the Effective Time, the holder of Shares shall cease to have any rights as a shareholder of the Company, and no transfer of Shares shall thereafter be made on the stork transfer books of the Surviving Corporation. Each Share held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist without any conversion thereof.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and the Purchaser as follows (with such exceptions thereto as are set forth in the disclosure statement delivered by the Company to Parent on the date hereof (the "Company Disclosure Statement")):

         SECTION 4.01 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. The Company has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary except where the failures to have such power or authority, or the failures to be so qualified, licensed or in good standing, individually, and in the aggregate, would not have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change in or effect on the business, results of operations, assets or condition of the Company or any of the Subsidiaries that would be materially adverse to the Company and its Subsidiaries taken as a whole, except for any change or effect resulting from general economic or financial market conditions.

         SECTION 4.02 Subsidiaries. Except as disclosed by the Company in its most recent Annual Report on Form 10-K as required by Item 601 of Regulation S-K, and except as set forth in Section 4.02 of the Company Disclosure Statement, the Company does not have the power, directly or indirectly, to vote or direct the voting of, securities sufficient to elect the majority of the directors of any corporation (a "Subsidiary") and does not control, directly or indirectly, or have any direct or indirect controlling equity interest, or any commitment to acquire any such direct or indirect controlling equity interest, in any corporation, partnership, joint venture, association, trust, or other business organization. Except as set forth in Section 4.02 of the Company Disclosure Schedule, each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each Subsidiary has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failures to have such power or authority, or the failures to be so qualified, licensed or in good standing, individually, and in the aggregate, would not have a Material Adverse Effect on the Company. The Company has delivered or made available to the Purchaser correct and complete copies of the charter of each Subsidiary, as amended to date, and prior to Closing will deliver or make available to the Purchaser correct and complete copies of the bylaws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or by-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable (except as otherwise provided in Section 108.0622(2)(b) of the WBC) and free of preemptive rights. Except as disclosed in Section 4.02 of the Company Disclosure Statement, all shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary or any nominee are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act, state securities laws or foreign securities laws), written claims, Security Interests (as hereinafter defined), options, warrants, rights, contracts and calls. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary.

         SECTION 4.03 Articles of Incorporation and By-Laws. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of the Company's articles of incorporation and the by-laws, each as amended to the date hereof and a copy of which is set forth in Section 4.03 of the Company Disclosure Statement. The Company is not in violation of any provision of its articles of incorporation or by-laws.

         SECTION 4.04 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of common stock and 3,000,000 shares of preferred stock. As of the close of business on August 31, 1999, there were 4,130,986 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), outstanding and 1,936.63 shares of the Company's Series B 8% Convertible Redeemable Preferred Stock (the "Series B Stock") outstanding. The Company has no shares of capital stock reserved for issuance, except that, as of August 31, 1999, there were 2,494,760 shares of the Common Stock reserved for issuance pursuant to (i) Options granted pursuant to the Company's employee stock purchase and stock option plans, (ii) nonstatutory stock option agreements, (iii) Public Warrants (as defined below) and Underwriter Warrants (as defined below) and (iv) the Series B Stock. Except as set forth in Section 4.04 of the Company Disclosure Statement, no Shares are held by the Company as treasury shares and no Shares have been acquired by the Company that are subject to outstanding pledges to secure future payment of the purchase price therefor. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except as otherwise provided in Section 180.0622(2)(b) of the WBC). Except as set forth in this Section 4.04 or in Section 4.04 of the Company Disclosure Statement and except for changes since May 31, 1999 resulting from the exercise of Options, nonstatutory stock options or warrants, the conversion of the Series B Stock outstanding on such date, or the Company's obligations under the Stock Option Agreement, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. To the knowledge of the Company, other than the Stockholder Agreements, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

         SECTION 4.05 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Shares and the Series B Stock to the extent required by the Company's articles of incorporation and by applicable
Law). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by Parent and the Purchaser, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (b) is subject to general principles of equity. The Board of Directors of the Company has, at a meeting of such Board duly held on September 1, 1999, unanimously approved and adopted this Agreement, the Stock Option Agreement, the Offer and the Merger and the other transactions contemplated hereby and thereby, determined that the Offer Price to be received by the holders of Shares pursuant to the Offer and the Merger is fair to the holders of the Shares and recommends that the holders of Shares tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger, subject to the Board's rights under
Section 6.07 hereof.

         SECTION 4.06 No Conflict; Required Filings and Consents.

                  (a) Except as disclosed in Section 4.06 of the Company Disclosure Statement, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or the compliance by the Company with any of the provisions hereof will
(i) conflict with or violate the articles of incorporation or by-laws of the Company or the comparable organizational documents of any of the Subsidiaries;
(ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or the Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any Lien on any of the property or assets of the Company or any of the Subsidiaries (any of the foregoing referred to in clause (ii) or this clause
(iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clauses
(ii) or (iii) for any Violation which, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                  (b) Except as disclosed in Section 4.06 of the Company Disclosure Statement, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or the compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act; (ii) the filing of articles of merger pursuant to the WBC; (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (iv) such filings and approvals as may be required by any foreign jurisdiction or under applicable state securities, "blue sky" or takeover Laws; and (v) other Consents or filings the failure of which to obtain or make, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

         SECTION 4.07 SEC Reports and Financial Statements. The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC from November 30, 1997 until the date hereof (the "SEC Reports"). As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Reports, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports (as of the date of filing or effectiveness, as the case may be) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         SECTION 4.08 Information. None of the information supplied by the Company in writing specifically for inclusion or incorporation by reference in
(i) the Offer Documents; (ii) the Schedule 14D-9; (iii) the Proxy Statement; or
(iv) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the shareholders of the Company, at the time of the Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.09 Absence of Certain Material Adverse Changes. Since May 31, 1999, there has not been any change in the assets, business, financial condition or results of operations of the Company and its Subsidiaries (taken as a whole) that would have a Material Adverse Effect on the Company, nor has there occurred any event which should reasonably be foreseen to result in such a Material Adverse Effect on the Company.

         SECTION 4.10 Undisclosed Liabilities. Except where any such liabilities, individually or in the aggregate, would not have a Material Adverse Effect on the Company, neither the Company nor its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued or reserved against the May 31, 1999 unaudited consolidated balance sheet of the Company and its Subsidiaries ("Company Most Recent Balance Sheet") or incurred in the ordinary course of business since May 31, 1999, (b) contractual or statutory liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, (c) liabilities disclosed in Section 4.10 of the Company Disclosure Statement, and
(d) liabilities adequately reserved against or disclosed in writing.

         SECTION 4.11 Tax Matters.

                  (a) Except as set forth in Section 4.11 of the Company Disclosure Statement, for all years where the statute of limitations has not expired, the Company and its Subsidiaries have filed all Tax Returns (as defined below) that each was required to file and all such Tax Returns were correct and complete in all material respects, except where the failure to file such Tax Returns, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has paid or will pay all Taxes (as defined below) that are due on or before the Closing Date, whether or not shown on any such Tax Returns, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves adequate for their payment and except where the failure to pay such Taxes, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The accrued but unpaid Taxes of the Company and its Subsidiaries for Tax Periods through the date of the Company Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes (other than deferred Taxes) set forth on the Company Most Recent Balance Sheet. Neither the Company nor any of its Subsidiaries has any actual or, to their knowledge, potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group or corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except where the failure to withhold or collect Taxes, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                           (i) For purposes of this Agreement, "Taxes" means all taxes, charges, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that the Company or any of its Subsidiaries is liable to pay by Law.

                           (ii) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                           (iii) For purposes of determining the amount of Taxes attributable to a specified period (e.g., the period from the date of the Company Most Recent Balance Sheet through the Closing) other than a Tax Period, each Tax shall be computed as if the specified period were a Tax Period. For purposes of this paragraph (iii), a Tax Period means a period for which a Tax is required to be computed under applicable statutes and regulations.

                  (b) No examination or audit of any Tax Returns of the Company or any of its Subsidiaries by any Governmental Entity that would have a Material Adverse Effect on the Company is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

         SECTION 4.12 Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

         SECTION 4.13 No Litigation. Except as disclosed in Section 4.13 of the Company Disclosure Statement or in the SEC Reports, there is no (i) unsatisfied judgment, order, decree, award, stipulation or injunction or (ii) private or governmental claims, complaint, action, suit, arbitration, proceeding, hearing, rule, law, regulation or investigation affecting the Company to which the Company, or its Subsidiaries, or to the Company's knowledge, any officer, director, employee or agent of the Company or any of its Subsidiaries is or was a party or is threatened to be made a party that would have a Material Adverse Effect on the Company. Other than as set forth in Section 4.13 of the Company Disclosure Statement, none of the complaints, actions, suits, arbitrations, proceedings, hearings, rules, laws, regulations or investigations set forth in
Section 4.13 of the Company Disclosure Statement, if determined adversely to the Company or any of its Subsidiaries, could have a Material Adverse Effect on the Company.

         SECTION 4.14 Compliance With Applicable Laws. Except as set forth in
Section 4.14 of the Company Disclosure Statement, the Company and the Subsidiaries are in material compliance with all applicable Laws and orders, writs, injunctions, judgments, plans or decrees (collectively, "Orders") (except, in each case, with respect to environmental matters which are governed by Section 4.15 hereof) of any Governmental Entity, including any COBRA and any applicable employee wage and hour requirements, except where failure to be in compliance would not have a Material Adverse Effect on the Company.

         SECTION 4.15 Environmental Matters.

                  (a) Each of the Company and its Subsidiaries has complied in all material respects with all applicable Environmental Laws (as defined below). Except as disclosed in the Company SEC Reports and since May 31, 1999, there is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment (i) at any parcel of real property or any facility when owned, operated or controlled by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries should have material liability under the Environmental Laws or,
(ii) to the Company's knowledge, with respect to any property at or to which Materials of Environmental Concern were generated, manufactured, refined, transferred, improved, used or processed by the Company. The Company is not aware of any other releases of Materials of Environmental Concern that could reasonably be expected to have a material impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

         SECTION 4.16 Benefit Plans; ERISA.

                  (a) Section 4.16 of the Company Disclosure Statement contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, if any, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and
(iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last two plan years for each Employee Benefit Plan, have been delivered or made available to the Purchaser. Each Employee Benefit plan has been administered in all material respects in accordance with its terms and each of the Company and the Subsidiaries has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in all material respects in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  (b) Except as disclosed on Section 4.16 of the Company Disclosure Statement, there are no investigations by a Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any liability.

                  (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination, opinion or notification letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination, opinion or notification letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination, opinion or notification letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

                  (d) Neither the Company nor any Subsidiary has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (e) At no time has the Company or any Subsidiary been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code, any applicable state health insurance continuation law and any state insurance conversion privileges law.

                  (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any Subsidiary that would subject the Company or any Subsidiary to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                  (h) No Employee Benefit Plan is funded by, associated with, or related to "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

                  (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                  (j) Except as set forth in Section 4.16 of the Company's Disclosure Statement, there is no: (i) written agreement with any director, executive officer or other key employee of the Company or any of its Subsidiaries which has not been terminated in accordance with its terms (A) the benefits of which are contingent, or the terms of which are altered, upon occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's

"excess parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any of its Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         SECTION 4.17 Intellectual Property.

                  (a) Each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks, and copyrights, and all trade secrets, schematics, technology, know-how, computer software and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are necessary or used to conduct their businesses as currently conducted, except where any failure to own, license or otherwise possess any such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries have taken all reasonable measures necessary to protect the proprietary nature of each item of Intellectual Property that they and each of them consider confidential, and to maintain in confidence all trade secrets and confidential information that they and each of them presently own or use.

                           (i) Section 4.17 (a)(i) of the Company Disclosure Statement lists all patents and patent applications and all trademarks, registered copyrights, know-how, technology, schematics, computer software or tangible or intangible proprietary information or material, trade names and service marks owned by the Company or any Subsidiary and which are currently necessary or used in connection with the businesses of the Company and its Subsidiaries, including the jurisdictions in which each such Intellectual Property right has been created, recognized, issued or registered or in which any such application for such creation, recognition, issuance or registration has been filed.

                           (ii) Section 4.17(a)(ii) of the Company Disclosure Statement lists all written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property rights.

                           (iii) Section 4.17(a)(iii) of the Company Disclosure Statement lists all written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company is authorized to use any third party patents, patent applications, trademarks, service marks, trade names, know-how, schematics, technology trade secrets or copyrights, including all software ("Third Party Intellectual Property Rights") which are incorporated in, or used in the development or operation of, any existing product or service of the Company.

                           (iv) Section 4.17(a)(iv) of the Company Disclosure Statement lists all written agreements or other arrangements under which the Company or any of its Subsidiaries has provided or agreed to provide source code of any Company or Subsidiary product to any third party, except for software development kits provided to agent integration providers.

                  The Company and each of its Subsidiaries has made available to Purchaser correct and complete copies of all such patents, registrations, applications (owned by the Company or any of its Subsidiaries), and all licenses, sublicenses and agreements referred to above and as amended to date. Except for retail purchases of software, neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 4.17(a)(i) through (iv) of the Company Disclosure Statement under the terms of this Section 4.17.

                  (b) With respect to each item of Intellectual Property that the Company or any of its Subsidiaries owns: (i) other than Intellectual Property subject to joint development rights or other rights that will not materially interfere with the conduct of the business of the Company or any of its Subsidiaries, and subject to such rights as have been granted by the Company or any of its Subsidiaries under license agreements entered into by the Company or any of its Subsidiaries, (which have been identified in Section 4.17(a)(i) through (iv) of the Company Disclosure Statement and copies of which have previously been made available, or the contents of which have been disclosed in writing to the Purchaser), the Company or its Subsidiaries possesses all right, title and interest in and to each such item; and (ii) each such item is not subject to any outstanding judgment, order, decree, stipulation or injunction that materially interferes with the conduct of the Company's or any of its Subsidiaries' business as currently conducted, except where any instance of non-compliance with subsections (i) and/or (ii) above, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to each item of Third Party Intellectual Property Rights: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or its Subsidiaries, and to the Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereunder, and to the Company's knowledge no other party to such license, sublicense or other agreement is in breach or default thereunder, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or any of its Subsidiaries or permit termination, modification or acceleration thereunder by any party thereto; and
(iii) the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, arbitration award, decree, stipulation, injunction or governmental rule, law or regulation to which the Company or any of its Subsidiaries is a part or has been specifically named that materially interferes with the conduct of the Company's business or the business of any of its Subsidiaries as currently conducted, nor subject to any other outstanding judgment, order, decree, arbitration award, stipulation, injunction or governmental rule, law or regulation that materially interferes with the conduct of the Company's business or the business of any of its Subsidiaries as currently conducted, except where any instance of non-compliance with subsections (i), (ii) and/or (iii) above, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  (c) Except as set forth in Section 4.17 of the Company Disclosure Statement, neither the Company nor any of its Subsidiaries (i) has been named in any suit, action, arbitration or other proceeding which involves a claim of infringement or misappropriation of any patent, trademark, service mark, trade name, copyright, trade secret, schematic, technology, know-how, computer software, tangible or intangible proprietary information of any third party or breach of any license, sublicense or other agreement relating to such intellectual property or (ii) has received any written notice alleging any such claim of infringement, breach or misappropriation where the events described in subsections (i) and (ii) would have a Material Adverse Effect on the Company. The Company has made available to the Purchaser correct and complete copies of all pleadings and papers from such suits, actions, arbitrations, or proceedings and written notices to the extent the Company is not prohibited from disclosing the same under applicable court orders. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and its Subsidiaries do not currently infringe and have not, within the six years prior to the date of this Agreement, infringed any patent, trademark, service mark, trade name, copyright, trade secret, schematic, technology, know-how, computer software, tangible or intangible proprietary information or material right of any third party, except where such infringement would not have a Material Adverse Effect on the Company; and to the knowledge of the Company, the Intellectual Property rights of the Company and its Subsidiaries are not being materially infringed by activities, products or services of any third party.

         SECTION 4.18 Certain Events. Except as disclosed in Section 4.18 of the Company Disclosure Statement or the SEC Reports or as contemplated by this Agreement, since May 31, 1999 until the commencement of the Offer, there has not been any event, occurrence or development which has had or would be reasonably likely to result in a Material Adverse Effect on the Company, except for general economic changes, changes that affect the industry of the Company or any Subsidiary generally, and changes in the Company's business after the date hereof attributable solely to actions taken by Parent or the Purchaser. Except as disclosed in the SEC Reports, or as provided for in this Agreement, since May 31, 1999, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any Shares; (b) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (c) (i) any granting by the Company or any of the Subsidiaries to any officer or key employee of the Company or any of the Subsidiaries of any increase in compensation, except in the ordinary course of business or as was required under employment agreements in effect as of the date of the most recent financial statements included in the SEC Reports or (ii) any entry by the Company or any Subsidiary into any employment, severance or termination agreement with any such officer or key employee or granting by the Company or any Subsidiary to any such officer or key employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the SEC Reports; (d) any damage, destruction or loss, whether or not covered by insurance, that has or would be reasonably likely to have a Material Adverse Effect on the Company; (e) any change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or (f) any adoption or increase in payments to or benefits under any Company Benefit Plan; or (g) any agreement or commitment to do any of the things described in the preceding clauses (a) through (f).

         SECTION 4.19 Certain Approvals. The Board of Directors of the Company has taken appropriate action such that, assuming the accuracy of Parent's and the Purchaser's representations in Sections 5.08 of this Agreement, the provisions of Section 180.1140 to 180.1144 of the WBC will not apply to any of the transactions contemplated by this Agreement and the Stock Option Agreement.

         SECTION 4.20 Contracts. Since May 31, 1999, neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets are bound ("Company Material Contracts") in such a manner as would permit any other party to cancel or terminate the same prior to its stated term or would permit any other party to collect material damages from the Company under any Company Material Contract, other than those Company Material Contracts that if terminated prior to the stated term, or that if material damages were collected under such Company Material Contracts such damages, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Each Company Material Contract that has not expired or been terminated, is in full force and effect, and is not subject to any material default thereunder by any party obligated to the Company pursuant to such Company Material Contract, other than those Company Material Contracts the failure of which to be in full force and effect or not subject to any material default, individually or in the aggregate, would not have a Material Adverse Effect on the Company. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

         SECTION 4.21 Employees. Except as disclosed in Section 4.21 of the Company Disclosure Statement, each employee who performs work on the development of Company Intellectual Property or has access to material confidential information of the Company or any of its Subsidiaries entered into a confidentiality/ assignment of inventions agreement with the Company or such Subsidiary, a copy of which has previously been delivered or made available to the Purchaser. To the knowledge of the Company, no key employee or group of employees has any current plans to terminate employment with the Company or any of its Subsidiaries, except where any such termination, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, formal grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effect made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or its Subsidiaries.

         SECTION 4.22 Books and Records. The minute books of the Company and each of its Subsidiaries contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The financial books and records of the Company and each of its Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary.

         SECTION 4.23 Fairness Opinion. The Company has received a written fairness opinion from Tucker Anthony Cleary Gull, its financial advisor, to the effect that the Offer Price and the Merger Price is fair to the shareholders from a financial point of view, and the Company has delivered a true and complete copy of such opinion to the Parent.

         SECTION 4.24 Brokers. Except for Ascent Partners, none of the Company, the Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commission or finder's fees in connection with the transactions contemplated by this Agreement.

         SECTION 4.25 Vote Required. Assuming the accuracy of Parent's and the Purchaser's representations in Section 5.08 of this Agreement and subject to Sections 180.1130- 180.1133 of the WBC and assuming the forced conversion of the Series B Stock as contemplated by Section 4.27 hereof, the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated hereby.

         SECTION 4.26 Underwriter Warrants. The Company issued Common Stock Purchase Warrants (the "Underwriter Warrants") to designees of Taglich Brothers, D'Amadeo, Wagner & Company, Incorporated on October 27, 1998 and October 30, 1998. The Underwriter Warrants will expire on October 31, 2003 and, as of August 31, 1999, the exercise price of each such Underwriter Warrant is $3.60 per Share, subject to adjustment. As of August 31, 1999, the Underwriter Warrants are exercisable for 54,714 shares of Common Stock. Upon the Effective Time and provided that the Company is the surviving corporation in the Merger, holders of Underwriter Warrants will be entitled to, with respect to each Underwriter Warrant and upon exercise and the payment of the $3.60 exercise price to the Company, only the Merger Price. In compliance with the terms of the Underwriter Warrants, the Company must give each holder of Underwriter Warrants a reasonable opportunity to exercise such holder's Underwriter Warrants and receive the Merger Price for each Underwriter Warrant. Other than as set forth in this
Section 4.26, under the terms of the Underwriter Warrants and assuming that the Company is the surviving corporation in the Merger, the Company will have no further obligations to the holders of the Underwriter Warrants.

         SECTION 4.27 Series B Stock. There are 5,000 authorized shares of Series B Stock, of which 1,936,63 shares are issued and outstanding as of the date of this Agreement. The Company has made each dividend payment since January 2, 1999 in compliance with, and as required by, the Company's articles of incorporation and there are no accrued and unpaid dividends due holders of the Series B Stock, other than for dividends accrued since the last dividend payment date. Under the terms of the Company's articles of incorporation, the Company has, subject to compliance with the terms of such articles, the right to force conversion of the Series B Stock into Shares effective immediately prior to the date that the Shares are purchased by Parent or the Purchaser in the Offer (the "Acceptance Date"). Pursuant to the terms of the Company's articles of incorporation and assuming compliance with the provisions governing a forced conversion of the Series B Stock thereunder, holders of Series B Stock do not have the right to vote on whether to approve the Offer or the Merger and, in the event that the provisions of said articles are not sufficient to eliminate the voting rights of holders of the Series B Stock, such holders will be deemed to have granted an irrevocable proxy to the President and Secretary of the Company with respect to the approval of the Offer or the Merger as specified in the Company's articles of incorporation.

         SECTION 4.28 Public Warrants. On September 6, 1995, the Company entered into a Warrant Agreement (the "Warrant Agreement") with American Stock Transfer & Trust Company, as Warrant Agent under which the Company issued 401,440 Common Stock Warrants (the "Public Warrants"). The Public Warrants will expire on September 5, 2005 and as of August 31, 1999, the exercise price of each Public Warrant is $6.75. Each Public Warrant is exercisable for one share of Common Stock. Other than the adjustment necessary so that each holder of a Public Warrant will be entitled to the Offer Price upon the Effective Time, neither the Offer, the Merger nor the issuance of shares under the Stock Option Agreement will require an adjustment to the exercise price or the number of shares of Common Stock issuable upon the exercise of each Public Warrant. Pursuant to the Warrant Agreement, following commencement of the Offer, the Company must give the holders of the Public Warrants notice of the Offer, as soon as practicable, by (i) mailing notice of the Offer by first class mail, postage prepaid, to each holder and (ii) publishing a notice of such Offer on at least two consecutive business days in at least two newspapers of general circulation distributed at least daily, one of which shall be The Wall Street Journal, and shall state that the holder shall not be entitled to participate in the Offer unless they exercise their Public Warrants in advance of or within the period specified in the Offer. Pursuant to the terms of the Public Warrants, the Company is required to provide notice in writing of the Merger to the Warrant Agent sufficient to allow the Warrant Agent to notify the warrant holders of the Merger and enable the warrant holders to participate in the Merger. Such notice to the Warrant Agent is to be completed at least forty (40) days prior to, and notice to the warrant holders to be completed at least thirty (30) days prior to, the record date for the determination of shareholders entitled to vote on the Merger. In addition, pursuant to the terms of the Public Warrants, the Company shall execute a supplemental warrant agreement with the Warrant Agent (the "Supplemental Warrant Agreement") and mail by first class mail, postage prepaid, to each warrant holder, notice of the execution of the Supplemental Warrant Agreement. Other than as set forth in this Section 4.28, under the terms of the Warrant Agreement, the Company has no further obligations to the holders of the Public Warrants.

         SECTION 4.29 Options. Except as listed on Schedule 4.29, there are, and as of the Closing Date there will be, no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of the Company, whether issued, unissued or held in its treasury.

                                   ARTICLE V.
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

         Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

         SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Each of Parent and the Purchaser has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary except where the failures to have such power or authority, or the failures to be so qualified, licensed or in good standing, individually, and in the aggregate, would not have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent," as used in this Agreement, means any change in or effect on the business, results of operations, assets or condition of Parent or any of its subsidiaries taken as a whole, that would be materially adverse to Parent and its subsidiaries taken as a whole, except for any change or effect resulting from general economic or financial market conditions.

         SECTION 5.02 Authority. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Boards of Directors of Parent and the Purchaser and by the sole shareholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its respective terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors, rights generally and (ii) is subject to general principles of equity.

         SECTION 5.03 No Conflict; Required Filings and Consents.

                  (a) Except as disclosed in Section 5.03 of the Purchaser Disclosure Statement, none of the execution and delivery of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or the compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational, documents of Parent or the Purchaser; (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or the Purchaser, or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected; or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser, or any of their respective subsidiaries, is a party or by which any of their respective properties or assets may be bound or affected, except in the case of the foregoing clauses (ii) and (iii) for any such Violation which, individually and in the aggregate, would not have a Material Adverse Effect on Parent.

                  (b) Except as disclosed in Section 5.03 of the Purchaser Disclosure Statement, none of the execution and delivery of this Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or the compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act; (ii) the filing of articles of merger pursuant to the WBC; (iii) compliance with the HSR Act; and (iv) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover Laws, and
(v) other Consents or filings the failure of which to obtain or make, individually and in the aggregate, would not have a Material Adverse Effect on Parent.

         SECTION 5.04 Information. None of the information supplied or to be supplied by Parent and the Purchaser in writing specifically for inclusion in
(i) the Offer Documents; (ii) the Schedule 14D-9; (iii) the Proxy Statement; or
(iv) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders of the Company, at the time of the Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.05 Financing. Parent or the Purchaser will have available at the Acceptance Date, the funds necessary to consummate the Offer and the Merger and the transactions contemplated hereby.

         SECTION 5.06 Brokers. None of Parent, the Purchaser, or any of their respective subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable.

         SECTION 5.07 Purchaser.

                  (a) Parent owns all of the outstanding capital stock of the Purchaser. At all times prior to the Merger, no person other than Parent has owned, or will own, any of the outstanding capital stock of the Purchaser. The Purchaser was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement. Parent is a wholly owned subsidiary of Industrial and Financial Systems, Inc., a corporation incorporated under the laws of Sweden ("IFS").

                  (b) There are not as of the date of this Agreement, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which the Purchaser is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of its capital stock.

                  (c) As of the date of this Agreement and the Effective Time, except for obligations incurred in connection with this Agreement or the transactions contemplated hereby, the Purchaser has not and will not have incurred, directly or indirectly through any other corporation, any obligations or liabilities of any kind or engaged in any activities of any type or kind whatsoever or entered into any arrangement or arrangements with any person or entity.

         SECTION 5.08 Share Ownership. During the period from September 10, 1987 to the date hereof, neither Parent, the Purchaser nor any of their subsidiaries was an "interested shareholder" as such term is defined in Section 180.1141 of the WBC.

                                   ARTICLE VI.
                                    COVENANTS

         SECTION 6.01 Conduct of Business of the Company. Except as required by this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Acceptance Date, the Company will and will cause each of the Subsidiaries to conduct its operations only in the ordinary course of business. Without limiting the generality to the foregoing, and except as otherwise required or contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Statement, the Company will not, and will not permit any of the Subsidiaries to, prior to the Acceptance Date, without the prior written consent of Parent, not to be unreasonably withheld:

                  (a) adopt any amendment to its charter or by-laws or comparable organizational documents;

                  (b) issue, reissue or sell or authorize the issuance, reissuance or sale of additional shares (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) of capital stock of any class, or shares convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible shares or capital stock, other than the issuance of Shares pursuant to the conversion or exercise of Options, nonstatutory stock options, warrants or the Series B Stock outstanding on the date of this Agreement or pursuant to the Stock Option Agreement;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any class or series of its capital stock, except for (i) regular quarterly dividends payable on the Series B Stock with usual record and payment dates for such dividends and (ii) dividends between the Company and any Subsidiary which is wholly-owned by the Company;

                  (d) split, combine, subdivide, reclassify or directly or indirectly redeem, purchase or otherwise acquire, recapitalize or reclassify, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other shares or liquidate in whole or in part;

                  (e) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan, other than in the ordinary course of business consistent with past practice make normal merit increases to employees of the Company;

                  (f) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to or investments in, any other person or entity, except, in each case, in the ordinary course of business;

                  (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a change in generally accepted accounting principles,

                  (h) make any material tax election or settle or compromise any material income tax liability;

                  (i) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the ordinary course of business;

                  (j) discharge or satisfy any Security Interest or pay any obligation or liability other than in the ordinary course of business;

                  (k) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest other than in the ordinary course of business;

                  (l) sell, assign, transfer or license any Intellectual Property, other than in the ordinary course of business;

                  (m) enter into, amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive, release or assign any material rights under, any material contract or agreement;

                  (n) make or commit to make any capital expenditure in excess of $20,000 per item or in an aggregate in excess of $50,000;

                  (o) willfully take any action, or willfully fail to take any action required or permitted by this Agreement with the intent that such action or failure to take action could result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied;

                  (p) hire, terminate or discharge any key employee or engage or terminate any key consultant, provided however that any such employee or consultant may himself or herself terminate his or her relationship with the Company in accordance with the terms of any applicable employment, consulting or similar agreement;

                  (q) commence after the date hereof any offerings of securities to employees pursuant to any new employee stock purchase plans; or

                  (r) agree in writing or otherwise to take any of the foregoing actions.

         SECTION 6.02 Access to Information. From the date hereof until the Effective Time and subject to applicable Law, the Company will, and will cause the Subsidiaries, and each of its and their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to (i) provide Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") access, during normal business hours and upon reasonable notice, to the offices and other facilities and to the books, records, financial statements and other documents and materials relating to the financial condition, assets and liabilities of the Company and the Subsidiaries, and will permit Parent and the Purchaser to make inspections of such as either of them may reasonably require; (ii) cause the Company Representatives and the Subsidiaries to furnish Parent, the Purchaser and the Parent Representatives to the extent available with such other information with respect to the business of the Company and the Subsidiaries as Parent and the Purchaser may from time to time reasonably request; and (iii) confer and consult with the Parent Representatives, as Parent may reasonably request, to report on operational matters, financial matters and the general status of ongoing business operations of the Company; provided, however, that all requests for such access, inspection, information or consultations pursuant to this Section 6.02 shall be made through Michael D. Dunham of the Company or such other person as he shall designate in writing to Parent. Unless otherwise required by Law and except as is necessary to disseminate the Offer Documents, Parent and the Purchaser will, and will cause the Parent Representatives to hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, the Purchaser or the Parent Representative, all as specifically provided in the Confidentiality Agreement, executed on or about May 24, 1999, between Parent and the Company (the "Confidentiality Agreement").

         SECTION 6.03 Commercially Reasonable Efforts. Subject to the term and conditions herein provided and to applicable legal requirements, so long as this Agreement has not been terminated according to its terms, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, consistent with the fiduciary duties of such party's respective Board of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws and regulations to ensure that the conditions set forth in Annex I and Article VII are satisfied and to consummate and make effective the transactions contemplated by the Offer, the Merger and this Agreement, including, without limitation, to make promptly their respective filings and thereafter to make any other submissions required under applicable Laws. In addition, if at any time prior to the Effective Time any event or circumstance relating to either the

Company or Parent or the Purchaser or any of their respective subsidiaries should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance and promptly take all steps necessary to cause the Offer Documents or the Schedule 14D-9, as the case may be, as so corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case as to the extent required by applicable Law. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement, as the case may be, shall take all such necessary action.

         SECTION 6.04 Consents.

                  (a) Each of the parties will use its commercially reasonable efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with the consummation of the transactions contemplated by the Offer, the Merger, this Agreement and the Stock Option Agreement.

                  (b) Any party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental authority regarding any of the transactions contemplated by this Agreement or the Stock Option Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement or the Stock Option Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement or the Stock Option Agreement.

         SECTION 6.05 Public Announcements. Subject to applicable Law, so long as this Agreement is in effect, Parent, the Purchaser and the Company agree to consult with each other before issuing any press release or otherwise making any public statement (including any statements included in any filing with the SEC) with respect to the Offer, the Merger and the other transactions contemplated by this Agreement.

         SECTION 6.06 Disclosure Statements. Each of the Company and the Purchaser has delivered to the other party its Disclosure Statement which shall be accompanied by a certificate stating that its Disclosure Statement was delivered pursuant to this Agreement and is the Disclosure Statement referred to in this Agreement. The Disclosure Statements are deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of the Company, the Parent and the Purchaser contained in this Agreement.

         SECTION 6.07 No Solicitation.

                  (a) The Company shall, shall cause the Subsidiaries to, and shall use its commercially reasonable efforts to cause the officers, directors, employees, investment bankers, attorneys and other agents and representatives of the Company and the Subsidiaries to, immediately cease any existing activities, information exchanges, discussions or negotiations with any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser (a "Third Party") heretofore conducted with respect to any Acquisition Transaction (as hereinafter defined). The Company shall not, shall cause the Subsidiaries not to, and shall use its commercially reasonable efforts to cause the officers, directors, employees, investment bankers, attorneys and other agents and representatives of the Company and the Subsidiaries not to, directly or indirectly, (i) solicit, initiate, continue, or encourage (including by way of furnishing or disclosing non-public information) any inquiries, proposals or offers from any Third Party with respect to any acquisition or purchase of all or a material portion of the assets or business of, or any significant equity interest in (including by way of a tender offer), or any merger, consolidation or business combination with, or any similar transaction involving, the Company (the foregoing being referred to collectively as an "Acquisition Transaction"), or (ii) negotiate or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into, approve or recommend any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Offer and/or the Merger or any other transaction contemplated hereby. Additionally, the Company shall terminate all letters of intent or agreements with respect to any Acquisition Transaction outstanding as of the date hereof and shall provide evidence of such termination to Parent. Notwithstanding anything to the contrary in the foregoing, the Company may in response to an unsolicited proposal with respect to an Acquisition Transaction with a Third Party furnish or disclose non-public information to such Third Party and negotiate or otherwise communicate with such Third Party, in each case only if (A) the Board of Directors of the Company (after consultation with its outside legal counsel and independent financial advisors) reasonably determines in good faith that such proposal would be likely to be more favorable to the Company and its shareholders than the transactions contemplated hereby (the proposal with respect to an Acquisition Transaction meeting the requirements of clause (A), a "Superior Proposal"); and (B) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, the Company receives from such Third Party a customary confidentiality agreement similar in all material respects to the Confidentiality Agreement; provided, however, that the Company shall not enter into a definitive agreement with respect to a Superior Proposal unless the Company concurrently terminates this Agreement in accordance with the terms hereof.

                  (b) Nothing contained in this Section 6.07 shall prohibit the Company from disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of its Board of Directors, after consultation with outside legal counsel, failure to so disclose may result in a violation of applicable Law,

                  (c) The Company shall notify the Parent and the Purchaser no later than 24 hours after receipt by the Company (or its advisors), of any proposal with respect to an Acquisition

Transaction or any request for nonpublic information in connection with a proposed Acquisition Transaction or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Transaction (the "Acquisition Proposal"). Such notice to the Parent and Purchaser shall be made orally and in writing and shall indicate in reasonable detail the identity of the person making the Acquisition Proposal and the terms and conditions of such proposal, inquiry or contact. The Company shall give the Parent and the Purchaser at least seven business days advance notice of any definitive agreement proposed to be entered into by the Company with any person making a Superior Proposal.

         SECTION 6.08 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement or the Stock Option Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any covenant, condition or agreement hereunder not to be compiled with or satisfied in all material respects; and (b) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

         SECTION 6.09 Indemnification and Insurance.

                  (a) The Purchaser and Parent agree that for a period of six years from the Effective Time, the Purchaser will maintain all rights to indemnification now existing in favor of the current or former directors, officers, employees, fiduciaries and agents of the Company as provided in the Company's articles of incorporation and by-laws or otherwise in effect under any agreement on the date of this Agreement. In addition, the Purchaser and Parent agree that the articles of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's articles of incorporation and by-laws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Acceptance Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law. Notwithstanding the six-year period specified in the foregoing sentences, in the event any claim or claims arc asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                  (b) The Surviving Corporation will at all times exercise the powers granted to it by its articles of incorporation, its by-laws, and by applicable Law to indemnify and hold harmless to the fullest extent possible present or former directors, officers, employees, fiduciaries and agents of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company) prior to and including the Effective Time, including, without limitation, with respect to matters relating to this Agreement.

                  (c) Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance, if any, maintained by the Company with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement); provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.09(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                  (d) This Section 6.09 is intended to benefit the current and former directors, officers, employees, fiduciaries and agents of the Company and shall be binding on all successors and assigns of Parent, the Purchaser, the Company and the Surviving Corporation.

         SECTION 6.10 Performance by the Purchaser. Parent hereby agrees to cause the Purchaser to comply with its obligations hereunder and under the Offer and to cause the Purchaser to consummate the Merger as contemplated herein.

         SECTION 6.11 Line of Credit. Purchaser has extended to the Company a $2,000,000 line of credit (the "Line of Credit") providing for borrowings by the Company. As of the date of this Agreement, the Purchaser has provided the Company with $350,000 under the Line of Credit. This Line of Credit will continue to be available to the Company, and, as necessary, will be increased above the $2,000,000 limit at the Purchaser's sole discretion.

         SECTION 6.12 Deliveries of Information. From time to time after the date of this Agreement and prior to the Effective Time (unless this Agreement is terminated), the Company shall furnish promptly to Parent:

                  (a) a copy of each report, schedule and other document filed by the Company or received by the Company after the date of this Agreement pursuant to the requirements of federal or state securities Laws promptly after such documents are available, and

                  (b) the monthly consolidated financial statements of the Company (as prepared by the Company in accordance with its normal accounting procedures) promptly after such financial statements are available.

         SECTION 6.13 Underwriter Warrants. Following commencement of the Offer, and in compliance with its obligations pursuant to the terms of the Underwriter Warrants, the Company shall provide each holder of Underwriter Warrants appropriate notice so that each holder shall have a reasonable opportunity to exercise such holder's Underwriter Warrants and receive the Offer Price for each Underwriter Warrant. To the extent required by the Underwriter Warrants, Purchaser agrees to assume the obligations of the Company under the Underwriter Warrants as contemplated by Section 4(iv) of the Underwriter Warrants.

         SECTION 6.14 Series B Stock. The Company shall take all action necessary to force the conversion of each issued and outstanding share of Series B Stock into shares of Common Stock prior to the Acceptance Date, including providing any notice to the holders of Series B Stock as required by the Company's articles of incorporation.

         SECTION 6.15 Public Warrants. As soon as practicable following commencement of the Offer, the Company shall give the holders of the Public Warrants notice of the Offer by (i) mailing notice of the Offer by first class mail, postage prepaid, to each holder and (ii) publishing a notice of such Offer on at least two consecutive business days in at least two newspapers of general circulation distributed at least daily, one of which shall be The Wall Street Journal, and shall state that the holder shall not be entitled to participate in the Offer unless they exercise their Public Warrants in advance of or within the period specified in the Offer.

         SECTION 6.16 Options. The Company shall take all action necessary to adjust the Options to provide that upon the exercise of each such Option and payment of the required exercise price, each holder shall have the right to receive the Merger Price in lieu of any shares of Common Stock.

                                  ARTICLE VII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger if the Offer Shall Have Been Consummated. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger if the Offer shall have been consummated are subject to the satisfaction or waiver in writing by each Party hereto at or before the Effective Time of each of the following conditions:

                  (a) Shareholder Approval. The shareholders of the Company shall have duly approved and adopted this Agreement and the transactions contemplated hereby to the extent required pursuant to the requirements of the Company's articles of incorporation and applicable Law.

                  (b) Purchase of Shares. The Purchaser shall have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms hereof, provided, that this condition shall be deemed to have been satisfied with respect to Parent and the Purchaser if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer.

                  (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity, and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that prevents the consummation of the Merger.

         SECTION 7.02 Conditions to Obligation of Parent and the Purchaser to Effect the Merger. The obligations of the Parent and the Purchaser to consummate the Merger are further subject to the fulfillment of the condition that all actions contemplated by Section 2.11 hereto shall have been taken, which may be waived in whole or in part by Parent or the Purchaser.

                                  ARTICLE VIII.
                         TERMINATION; AMENDMENTS; WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time (notwithstanding approval thereof by the shareholders of the Company):

                  (a) by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent, if the Offer has not been consummated by December 31, 1999 and the terminating party is not in material breach of its obligations hereunder;

                  (c) by either the Company or Parent, if there shall be any Law or regulation that makes consummation of the Offer or the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Offer or the Merger is entered and such judgment, injunction, order or decree shall become final and unappealable;

                  (d) Parent and the Purchaser may terminate this Agreement by giving written notice to the Company if the Company is in breach, and the Company may terminate this Agreement by giving written notice to Parent and the Purchaser in the event that Parent or the Purchaser in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within ten days of delivery of written notice thereof;

                  (e) by either the Company or Parent, if the Board of Directors of the Company shall have (i) withdrawn or modified in a manner adverse to Parent and the Purchaser its approval or recommendation of the Offer or the Merger; (ii) approved or recommended any Acquisition Transaction in respect of the Company in compliance with the provisions contained in Section 6.07 and making the payments referred to in Section 8.02(c) hereof; or (iii) resolved to take any of the foregoing actions.

         SECTION 8.02 Effect of Termination.

                  (a) Subject to Section 8.02(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Offer, this Agreement, the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement shall be paid by the party incurring such expenses.

                  (b) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.02, Section 9.09 and the Confidentiality Agreement, which provisions will survive such termination.

                  (c) If this Agreement is terminated (i) by Parent pursuant to
Section 8.01(e), or (ii) by the Company pursuant to Section 8.01(e), the Company shall pay in cash to Parent a termination fee equal to $1,000,000 (the "Company Termination Fee"), to be paid as set forth below.

                  (d) The Company Termination Fee shall be paid in cash in immediately available funds. Half of such fee shall be paid prior to and as a condition precedent to the effectiveness of termination of this Agreement, and the other half shall be paid upon consummation of the Superior Proposal or termination or withdrawal of the Superior Proposal.

                  (e) In no event shall the Company be required to pay Parent any Company Termination Fee, if, immediately prior to the applicable termination of this Agreement, Parent was in material breach of any of its material obligations under this Agreement.

                  (f) If the Company fails to promptly pay any fee or expense due hereunder, the Company shall pay the costs and expenses (including reasonable documented legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

         SECTION 8.03 Amendment. To the extent permitted by applicable Law, this Agreement may be amended by the parties at any time before or after approval of this Agreement by the shareholders of the Company; provided, however, that after any such shareholder approval, no amendment shall be made which by law requires further approval of the Company's shareholders without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by any other party or (c) subject to Section 8.03, waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 8.05 Procedure for Termination, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section
8.04 in order to be effective shall require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement, a duly authorized committee of its Board of Directors.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         SECTION 9.01 Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         SECTION 9.02 Entire Agreement; Assignment.

                  (a) This Agreement (including the Stock Option Agreement, the Stockholder Agreements and the other documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than Parent, the Purchaser and the Company any rights or remedies hereunder.

         SECTION 9.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

If to Parent or the Purchaser:   IFS Americas, Inc.
                                 1900 East Golf Road, Suite 900
                                 Schaumburg, Illinois 60173
                                 Attention: Terje Vangbo, President and Chief
                                            Executive Officer
                                 Fax: (847) 995-9607

with a copy to:                  Streich Lang, PA
                                 Two North Central Avenue
                                 Phoenix, Arizona 85004
                                 Attention: Christian J. Hoffmann, III, Esq.
                                 Fax: (602) 420-5008

If to the Company:               Effective Management Systems, Inc.
                                 1200 West Park Place
                                 Milwaukee, Wisconsin 53224-3026
                                 Attention: Michael D. Dunham, President and
                                            Chief Executive Officer
                                 Fax: (414) 359-9011

with a copy to:                  Foley & Lardner
                                 777 East Wisconsin Avenue
                                 Milwaukee, Wisconsin 53202
                                 Attention: Phillip J. Hanrahan
                                            Jay O. Rothman
                                 Fax: (414) 297-4900

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 9.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.06 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.08 Obligation of Parent. Whenever this Agreement requires the Purchaser or the Surviving Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause the Purchaser or the Surviving Corporation to take such action and a guarantee of the performance thereof.

         SECTION 9.09 Fees and Expenses. Except as provided in Section 8.02, all fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

         SECTION 9.10 Certain Definitions. As used in this Agreement:

                  (a) the term "affiliate," as applied to any person shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling,"

"controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting shares, by contract or otherwise;

                  (b) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

                  (c) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

                  (d) the term "knowledge" shall mean the actual knowledge of the executive officers of the Company after reasonable investigation, including consultation with the principal executive officers of each of the operating Subsidiaries.

                  (e) the term "Security Interests," as used in this Agreement, means interests in personal property or fixtures which secure payment or performance of an obligation.

         SECTION 9.11 Specific Performance. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

         SECTION 9.12 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

         SECTION 9.13 No Third Party Beneficiary. Except as provided pursuant to
Section 6.09 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.



                                        IFS AMERICAS, INC.
                                        ("Parent")

                                        By:/s/ Terje Vangbo
                                           ________________________________
                                        Name: Terje Vangbo
                                             ______________________________
                                        Title: President
                                              _____________________________



                                        IFS ACQUISITION, INC.
                                        (the "Purchaser")

                                        By: /s/ Terje Vangbo
                                           ________________________________
                                        Name: Terje Vangbo
                                             ______________________________
                                        Title: President
                                              _____________________________



                                        EFFECTIVE MANAGEMENT SYSTEMS, INC.
                                        (the "Company")


                                        By: /s/ Michael D. Dunham
                                           ________________________________
                                        Name: Michael D. Dunham
                                             ______________________________
                                        Title: President
                                              _____________________________

                                                                         ANNEX I

                             CONDITIONS TO THE OFFER

         Capitalized terms used in this Annex which are not otherwise defined herein shall have the meanings assigned to them in the Agreement. Notwithstanding any other provision of the Offer, the Purchaser shall not be obligated to accept for payment or pay for, subject to Rule 14e-l(c) of the Exchange Act, any Shares not theretofore accepted for payment, and may terminate or amend the Offer if (i) that number of Shares which would represent at least seventy-five percent (75%) of the voting power represented by the Shares and other securities entitled generally to vote in the election of directors of the Company outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into or exchangeable for Shares or such voting securities shall not have been validly tendered and not withdrawn immediately prior to the expiration of the Offer (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iii) at any time on or after the date of commencement of the Offer and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exist or shall occur:

                  (a) there shall have been instituted an injunction or other order, decree, judgment or final ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, or enacted, by a Governmental Entity or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger; (ii) prohibits or restricts the ownership or operation by Parent (or any of its affiliates or subsidiaries including the Purchaser) of all or a material portion of the Company's business or assets; or (iii) imposes material limitations on the ability of the Purchaser effectively to acquire or to hold or to exercise rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by the Purchaser on all matters properly presented to the shareholders of the Company;

                  (b) the Company shall have entered into an agreement concerning any Superior Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to enter into such an agreement;

                  (c) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent, the Purchaser or any affiliate thereof) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Shares representing a majority of the total votes represented by all the Shares then outstanding on a fully diluted basis;

                  (d) the Merger Agreement shall have been terminated in accordance with its terms;

                  (e) there shall have occurred any event which would reasonably be expected to have a Material Adverse Effect on the Company, except for general economic changes, changes that affect the industry of the Company or any Subsidiary generally and changes in the Company's business attributable solely to actions taken by Parent or the Purchaser;

                  (f) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement and such breach or failure to perform is not curable, or if curable, is not cured within ten (10) business days after written notice of such breach or failure is given by Parent to the Company; or

                  (g) any of the representations and warranties of the Company set forth in the Merger Agreement are not materially true and correct at the date of the Merger Agreement and at the scheduled expiration of the Offer (as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain materially true and correct as of such date);

which, in the reasonable judgment of Parent and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Shares.

                                                                        ANNEX II

                           [Tucker Cleary Letterhead]


September 1, 1999


Board of Directors
Effective Management Systems, Inc.
12000 West Park Place
Milwaukee, Wisconsin  53224

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Stockholders") of shares of common stock, par value $.01 per share (the "Common Stock") of Effective Management Systems, Inc. (the "Company") of the consideration to be received by the Stockholders pursuant to the terms of the draft Agreement and Plan of Merger dated August 30, 1999 (the "Merger Agreement") by and among the Company, IFS Americas, Inc. ("Parent") and IFS Acquisition, Inc., a wholly-owned subsidiary of Parent ("the Purchaser"). Pursuant to the Merger Agreement, the Purchaser will offer to purchase all of the issued and outstanding Common Stock in a cash tender offer (the "Tender Offer") and, following completion of the Tender Offer, the Purchaser will be merged (the "Merger") with and into the Company and the Company will become a wholly-owned subsidiary of Parent. The Tender Offer and the Merger are collectively referred to herein as the "Acquisition".

Under the Merger Agreement, the Purchaser will offer to purchase all of the issued and outstanding shares of the Common Stock in the Tender Offer for $4.50 per share, net to the seller in cash (the "Offer Consideration"). Upon consummation of the Merger, any shares of the Common Stock not acquired in the Tender Offer will be converted into the right to receive the Offer Consideration.

In arriving at our opinion, we have reviewed, among other things, the Merger Agreement and certain business and financial information relating to the Company, including certain financial projections, estimates and analyses provided to us by the Company. We have also reviewed and discussed with representatives of the Company's management the business and prospects of the Company, the history of the discussions between the Company and Industrial & Financial Systems, IFS AB, the parent corporation of Parent, which led to the negotiation of the Acquisition, the alternatives to the Acquisition which were considered by the Company and the Company's efforts to effectuate such alternatives. In arriving at our opinion, we have considered (a) the recent operating performance and financial condition and current cash position of the Company; (b) certain projections by the Company's management of its operating performance, financial position and weekly cash flow for the period July 1, 1999 to August 30, 1999; (c) a historical review of the Company's stock market price and trading history; ( d) certain financial and stock market data relating to the Company in comparison to similar data for other publicly held companies considered by Tucker Anthony Cleary Gull to be generally comparable to the Company; (e) a comparison of the purchase price premium to be paid for the Common Stock based on the Offer Consideration to certain other similar transactions; (f) certain



                                     AII-1
publicly available information concerning the nature and terms of certain transactions that Tucker Anthony Cleary Gull believed to be relevant to the Acquisition on a comparative basis; (g) an unleveraged, after-tax discounted cash flow analysis of the Company; and (h) such other information, financial studies and analyses and financial, economic and market data as we deemed relevant and appropriate.

In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial projections, estimates and analyses provided to us by the Company, we have assumed, with your permission, that all such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to future financial performance and was based upon the historical performance of the Company and estimates and assumptions which were reasonable at the time made and which remain reasonable for the date hereof. Finally, we have assumed that the executed Merger Agreement will be in the same form as the draft Merger Agreement reviewed by us, and that the Tender Offer and the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material term or condition, and that obtaining any necessary regulatory or third party approval for the Tender Offer and the Merger will not have an adverse effect on any of the parties. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

We have not been requested to evaluate the reasonableness, adequacy, or feasibility of Parent's plans for financing the Acquisition and this opinion assumes that Parent has, or at closing will have, financing adequate to complete the Acquisition in accordance with the Merger Agreement. We note that the obligations of Parent to consummate the Acquisition pursuant to the Merger Agreement are subject to several conditions. We have not been asked to evaluate the likelihood that any such conditions will be satisfied and this opinion assumes that none of such conditions will adversely affect Parent's willingness or ability to consummate the Acquisition in accordance with the terms of the Merger Agreement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Offer Consideration to be received by the Stockholders in the Tender Offer and the subsequent Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the Stockholders.

We are acting as financial advisor to the Board of Directors in this transaction pursuant to an engagement letter dated August 26, 1999. Under the engagement letter we will receive a fee for our services, payable when this opinion is delivered to the Company's Board of Directors, which is not contingent upon the contents of this opinion or the approval or consummation of the Acquisition. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. The Company has agreed to reimburse Tucker Anthony Cleary Gull for its reasonable and properly documented expenses incurred in connection with the performance of its services under the engagement letter.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors of the Company in connection with its consideration of the Acquisition. We are not making any recommendation regarding whether or not it is advisable for Stockholders to tender their shares of the Common Stock in the Tender Offer. We have not been requested to opine as to, and our


                                     AII-2
opinion does not in any manner address, the Company's underlying business decision to proceed with or consummate the Acquisition, or whether stockholders should vote in favor of the Merger.

Very Truly Yours,



TUCKER ANTHONY CLEARY GULL




                                     AII-3

                                                                       ANNEX III

                      DIRECTORS DESIGNATED BY THE PURCHASER


               The following table sets forth (a) the name, (b) present principal occupation or employment and (c) five-year employment history for each of the directors of the Company designated by the Purchaser. The current business address of Messrs. Lundberg and Nilsson is c/o Industrial & Financial Systems, IFS AB, Teknikringen 5 SE-583 30 Linkoping, Sweden. Mr. Vangbo's current business address is c/o IFS Americas, Inc., 1900 East Golf Road, Suite 900, Schaumburg, Illinois 60173. All such directors are citizens of Sweden (unless otherwise indicated).

Name               Title                          Principal Occupation and
                                                  Employment History
------------------ ------------------------------ -----------------------------
Bengt Nilsson      President, Chief Executive     Mr. Nilsson has served as a
                   Officer and Director           Director, President and Chief
                                                  Executive Officer of IFS AB
                                                  since 1983.  Mr. Nilsson is
                                                  also a director of BLN
                                                  Forvaltnings AB, Nocom AB and
                                                  LinkTech AB.
------------------ ------------------------------ -----------------------------
Sverker Lundberg   Financial Manager              Mr. Lundberg has been the
                                                  Financial Manager of IFS AB
                                                  since 1994.
------------------ ------------------------------ -----------------------------
Terje Vangbo       Area Manager, North America    Mr. Vangbo has served as a
                   and Director                   Director of IFS AB since 1992
                                                  and was Chairman of the Board
                                                  from 1992 to 1997.  Mr.
                                                  Vangbo has served as Area
                                                  Manager, North America and
                                                  President of IFS, Inc. since
                                                  February 1, 1999.  Prior
                                                  thereto, and since 1994, Mr.
                                                  Vangbo served as Chief
                                                  Executive Officer of IFS
                                                  Norway, a wholly-owned
                                                  subsidiary of IFS AB.  Mr.
                                                  Vangbo is a citizen of Norway.
------------------ ------------------------------ -----------------------------



                                     AIII-1

                                                                        ANNEX IV
                               DISSENTERS' RIGHTS

                                 SUBCHAPTER XIII
                       SECTIONS 180.1301 THROUGH 180.1331
                                     OF THE
                       WISCONSIN BUSINESS CORPORATION LAW

               180.1301 DEFINITIONS. IN ss. 180.1301 TO 180.1331:

         (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

         (1m) "Business combination" has the meaning given in s. 180.1130(3).

         (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

         (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

         (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1 to 4.

         (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

         (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

         History: 1989 a. 303; 1991 a. 16.

         180.1302 RIGHT TO DISSENT.

         (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                  (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:


                                     AIV-1

                           1. Shareholder approval is required for the merger by
                  s. 180.1103 or by the articles of incorporation.

                           2. The issuer  corporation  is a  subsidiary  that is
                  merged with its parent under s. 180.1104.

                  (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

                  (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

                           1. A sale pursuant to court order.

                           2. A sale for cash pursuant to a plan by which all or
                  substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                  (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

         (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

                  (a) Alters or abolishes a preferential right of the shares.

                  (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

                  (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

                  (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

                  (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

         (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent


                                     AIV-2
permitted  under sub.  (1)(d) or (2) or s. 180.1803,  180.1813(1)(d)  or (2)(b),
180.1815(3) or 180.1829(1)(c).

         (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National
Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

         (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement under the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

         History: 1989 a. 303; 1991 a. 16.

         180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.

         (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

                  (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

                  (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

         History: 1989 a. 303.

         180.1320 NOTICE OF DISSENTERS' RIGHTS.

         (1) If proposed  corporate action creating  dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' right under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

         (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.



                                     AIV-3

        History:  1989 a. 303.

        180.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

         (1) If proposed  corporate action creating  dissenters' rights under s.
180.1302 is submitted to vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

                  (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

                  (b) Not vote his or her shares in favor of the proposed action.

                  (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

         History: 1989 a. 303.

         180.1322 DISSENTERS' NOTICE.

         (1) If proposed  corporate action creating  dissenters' rights under s.
180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

         (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with s. 180.0141 and shall include or have attached all of the following:

                  (a) A statement indicating where the shareholder or beneficial
         shareholder   must  send  the   payment   demand  and  where  and  when
         certificates for certified shares must be deposited.

                  (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

                  (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

                  (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

                  (e) A copy of ss. 180.1301 to 180.1331.

         History: 1989 a. 303.



                                     AIV-4

         180.1323 DUTY TO DEMAND PAYMENT.

         (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

         (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

         (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

         History: 1989 a. 303.

         180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES.

         (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

         (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

         History: 1989 a. 303.

         180.1325 PAYMENT.

         (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (2) The payment shall be accompanied by all of the following:

                  (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.



                                     AIV-5

                  (b) A statement of the corporation's estimate of the fair value of the shares.

                  (c) An explanation of how the interest was calculated.

                  (d) A statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

                  (e) A copy of ss. 180.1301 to 180.1331.

         History: 1989 a. 303.

         180.1326 FAILURE TO TAKE ACTION.

         (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

         History: 1989 a. 303.

         180.1327 AFTER-ACQUIRED SHARES.

         (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand under s. 180.1328 if the dissenter is dissatisfied with the offer.

         History: 1989 a. 303.

         180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

         (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:



                                     AIV-6

                  (a) The  dissenter  believes  that the  amount  paid  under s.
         180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

                  (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

                  (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

         (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

         History: 1989 a. 303.

         180.1330 COURT ACTION.

         (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

         (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

                  (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.



                                     AIV-7

                  (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under s. 180.1327.

         History: 1989 a. 303.

         180.1331 COURT COSTS AND COUNSEL FEES.

         (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

               (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent what the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

         (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

                  (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

                  (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

         (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         History: 1989 a. 303.